Exhibit 10.28
LOAN AGREEMENT
Dated as of December 27, 2012
between
THE BORROWERS NAMED HEREIN
as Borrower,
and
GOLDMAN SACHS MORTGAGE COMPANY

as Lender

Exhibits
A    Organizational Chart
B    Form of Tenant Notice
C    Form of Uniform System of Accounts

Schedules
A    Properties
B    Exception Report
C    Deferred Maintenance Conditions
D    Reserved
E    Material Agreements
F-1    Capital Plan – A-50 Capital Plan
F-2    Capital Plan – Energy Efficiency Plan
F-3    Capital Plan – Affinia Manhattan Capital Plan
F-4    Capital Plan – Affinia Gardens Capital Plan
F-5    Capital Plan – Other Capital Improvements
G    Allocated Loan Amounts
H    Individual Property Closing Date NOI
I    Leases
J    Life Safety Exceptions

LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is dated December 27, 2012 and is between GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and 371 SEVENTH AVENUE CO. LLC, 125 EAST 50th STREET CO. LLC, 215 EAST 64th STREET CO. LLC, 155 EAST 50th STREET CO. LLC and 303 LEXINGTON AVENUE CO. LLC, each a Delaware limited liability company, as borrower (collectively, jointly and severally, together with their respective permitted successors and assigns, “Borrower”).
RECITALS
Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).
Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents.
Operating Lessee has joined this Agreement, solely for the purposes set forth in the joinder hereto.
In consideration of the premises and the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:
DEFINITIONS
(a)    When used in this Agreement, the following capitalized terms have the following meanings:
“A-50 Capital Plan” means the capital plan to renovate the Affinia 50 Property set forth on Schedule F-1.
“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
“Affiliate” means, with respect to any Person, any other Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; or (ii) that, directly or indirectly, beneficially owns or holds 51% or more of any class of stock or any other direct or indirect beneficial ownership interest in such Person; or (iii) that is a member of the family (as defined in Section 267(c)(4) of the IRC) of such Person or that is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the IRC) of such Person.
“Affinia 50 Property” means the Property located at 155 East 50th Street in New York, New York.
“Affinia Gardens Property” means the Property located at 215 East 64th Street in New York, New York.
“Affinia Gardens Reserve Account” has the meaning set forth in Section 3.8(a).
“Affinia Gardens Reserve Amount” means $3,500,000.
“Affinia Gardens Capital Plan” means the capital plan set forth on Schedule F-4 with respect to the Property known as Affinia Gardens located at 215 East 64th Street in New York City.
“Affinia Manhattan Capital Plan” means the capital plan set forth on Schedule F-3 with respect to the Affinia Manhattan Property.
“Affinia Manhattan Property” means the Property located at 371 Seventh Avenue in New York, New York.
“Affinia Shelburne Property” means the Property located at 303 Lexington Avenue in New York, New York.
“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified.
“Allocated Loan Amount” means, with respect to each Property, the portion of the Loan Amount allocated thereto as set forth in Schedule G.
“ALTA” means the American Land Title Association, or any successor thereto.
“Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof.
“Annual Budget” means, collectively, the Approved Operating Projection as defined in each Approved Management Agreement, which budgets shall include, without limitation, an operating plan, sales and marketing plan and a capital budget.
“Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” means (i) so long as no Event of Default or Trigger Period shall be continuing, the Annual Budget and (ii) during the continuance of an Event of Default and/or Trigger Period, the Annual Budget in effect immediately prior to such Event of Default and/or Trigger Period, with such changes as have been approved by Lender in accordance with Section 5.17.
“Approved Management Agreement” means, individually or collectively, as the context may require, that certain Amended and Restated Management Agreement dated July 29, 2011 by and between DHG Management Company, LLC and 371 Seventh Avenue Co., Lessee LLC, that certain Amended and Restated Management Agreement dated July 29, 2011 by and between DHG Management Company, LLC and 125 East 50th Street Co., Lessee LLC, that certain Amended and Restated Management Agreement dated July 29, 2011 by and between DHG Management Company, LLC and 215 East 64th Street Co., Lessee LLC, that certain Amended and Restated Management Agreement dated July 29, 2011 by and between DHG Management Company, LLC and 155 East 50th Street Co., Lessee LLC and that certain Amended and Restated Management Agreement dated July 29, 2011 by and between DHG Management Company, LLC and 303 Lexington Avenue Co., Lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith with the consent of Lender, and any other management agreement that is approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed) and with respect to which the Rating Condition is satisfied, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith with the consent of Lender.
“Approved Property Manager” means DHG Management Company LLC, or any other management company approved by Lender and with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(e).
“Assignment” has the meaning set forth in Section 9.7(b).
“Assumption” has the meaning set forth in Section 2.2.
“Bankruptcy Code” has the meaning set forth in Section 7.1(d).
“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).
“Benjamin Property” means the Property located at 125 East 50th Street in New York, New York.
“Blocked Account” has the meaning set forth in Section 3.1(b).
“Blocked Account Agreement” has the meaning set forth in Section 3.1(b).
“Blocked Account Bank” means an Eligible Institution at which a Blocked Account is maintained.

“Borrower or Borrowers” has the meaning set forth in the first paragraph of this Agreement.
“Borrower FF&E Account” has the meaning set forth in Section 3.6(d).
“Borrower FF&E Account Control Agreement” means an account control agreement satisfactory to Lender which shall permit Borrower to have free access to the amounts contained therein for the purposes permitted under the Approved Management Agreement and the Loan Documents, provided that, during the continuance of a Trigger Period or Event of Default all amounts contained therein shall be remitted to the FF&E Reserve Account and shall be administered in accordance with Section 3.6 (in the case of a Trigger Period) or Section 3.10(c) (in the case of an Event of Default).
“Budgeted Operating Expenses” means, with respect to any calendar month and with respect to any Property, (i) an amount equal to the Operating Expenses for such calendar month in the then-applicable Approved Annual Budget for such Property, or (ii) such greater amount as shall equal Borrower’s and/or Operating Lessee’s actual Operating Expenses for such month for such Property, except that during the continuance of a Trigger Period such greater amount may in no event exceed 105% of the amount specified in clause (i), with no individual budget line item (as shown on Exhibit C) exceeding 110% of the amount set forth in the then-applicable Approved Annual Budget with respect to such line item for such month, in each case without the prior written consent of Lender, not to be unreasonably withheld or delayed.
“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.
“Capital Expenditure” means, with respect to any Property, hard and soft costs incurred by Borrower (or Operating Lessee) with respect to replacements and capital repairs made to such Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots, but excluding expenditures on FF&E), in each case to the extent capitalized in accordance with GAAP.
“Capital Plan” means, collectively, (i) the A-50 Capital Plan, (ii) the Energy Efficiency Plan (iii) the Affinia Manhattan Capital Plan, (iv) the Affinia Gardens Capital Plan and (v) the plan by which Borrower shall complete the capital improvements described on Schedule F-5 hereto, together with such other capital improvement expenditures undertaken by Borrower as a part thereof.
“Capital Plan Monthly Report” means a reasonably detailed report, accompanied by an Officer’s Certificate (which Officer’s Certificate, for the avoidance of doubt, may be the same Officer’s Certificate contemplated in the introductory paragraph of Section 5.14 of this Agreement) of Borrower’s progress on the Capital Plan, including (i) a narrative description of the work conducted on the Capital Plan during the previous calendar month, (ii) information regarding whether any target date set forth in Section 5.22(b) falling during such calendar month was met, (iii) if requested by Lender, copies of all invoices and canceled checks (or other proof of expenditure acceptable to Lender) related to Capital Plan expenditures during the previous calendar month and (iv) a certification of the total aggregate amount of the Capital Plan expenditures made as of the end of the previous calendar month, including a breakout for each of the capital plans set forth on Schedule F-1 through F-5.
“Cash Management Account” has the meaning set forth in Section 3.1(a).
“Cash Management Agreement” has the meaning set forth in Section 3.1(a).
“Cash Management Bank” means a depository institution selected by Borrower and reasonably approved by Lender in which Eligible Accounts may be maintained. The initial Cash Management Bank shall be JP Morgan Chase Bank, National Association.
“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.
“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director “ or (v) any other reason for which the prior written consent of Lender shall have been obtained .
“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.
“Change of Control” means the occurrence of any of the following: (i) the failure of Borrower to be Controlled by one or more Qualified Equityholders, (ii) the failure of Operating Lessee to be Controlled by the same Qualified Equityholders that Control Borrower or (iii) the failure of any Single-Purpose Equityholder (if any) to be Controlled by the same Qualified Equityholders that Control Borrower.
“Closing Date” means the date of this Agreement.
“Closing Date Debt Yield” means 10.96%.
“Closing Date NOI” means, as of the date of any determination thereof, (x) $44,936,091.31, less (y) the sum of the Individual Property Closing Date NOI’s of each Property that has theretofore been released from the Lien of the Mortgage pursuant to the terms hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means (i) all assets owned from time to time by Borrower and Operating Lessee including the Properties, the FF&E, the Revenues and all other tangible and intangible property (including any Defeasance Collateral and all of Borrower’s and Operating Lessee’s respective right, title and interest in and to the Operating Lease and the Approved Management Agreement) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof and (ii) the Operating Lessee Pledged Collateral.
“Collateral Accounts” means, collectively, the Cash Management Account, any Blocked Account, the Loss Proceeds Account, the Basic Carrying Costs Escrow Account, the FF&E Reserve Account, the Borrower FF&E Account, the Qualified Operating Expense Account, the Excess Cash Flow Reserve Account, the Debt Service Reserve Account, the Affinia Gardens Reserve Account and the Deferred Maintenance and Environmental Escrow Account.
“Completion Guaranty” means that certain Completion Guaranty dated as of the Closing Date, executed by Borrower and Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.
“Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).
“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Lender and Sponsor, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Damages” to a party means any and all liabilities, obligations, losses, demands, damages (other than consequential and punitive damages), penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise.
“DBRS” means DBRS, Inc. or its applicable Affiliate.
“Debt” means, with respect to any Person, without duplication:
(i)    all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;
(ii)    all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;
(iii)    all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;
(iv)    all Contingent Obligations of such Person;
(v)    all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;
(vi)    all contractual indemnity obligations of such Person; and
(vii)        any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.
“Debt Service Reserve Account” has the meaning set forth in Section 3.5(a).
“Debt Yield” means, as of the date of determination, the percentage obtained by dividing Net Operating Income by the Principal Indebtedness.
“Debt Yield Threshold” means, with respect to any release of a Property, the greater of (x) the Closing Date Debt Yield and (y) Debt Yield immediately prior to such release.
“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Interest” means, during the continuance of an Event of Default, the amount by which interest accrued on the Notes or Note Components at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes or Note Components at their respective Interest Rates.
“Default Rate” means, with respect to any Note or Note Components, the greater of (x) 4% per annum in excess of the interest rate then applicable to such Note or Note Components hereunder and (y) 1% per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.
“Defeasance Borrower” has the meaning set forth in Section 2.1(b).
“Defeasance Collateral” means government securities (as described in Treasury Reg. 1.860G-2(a)(8)(ii)) that are the direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption.
“Defeasance Pledge Agreement” has the meaning set forth in Section 2.1(a)(iii).
“Defease” means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1 and to cause the Defeased Note to be assumed by a Defeasance Borrower in accordance herewith; and the terms “Defeased” and “Defeasance” have meanings correlative to the foregoing.
“Defeased Note” has the meaning set forth in Section 2.1(b).
“Deferred Maintenance Amount” means $770,000.
“Deferred Maintenance Conditions” means those items described in Schedule C, together with the Life Safety Exceptions.
“Deferred Maintenance and Environmental Escrow Account” has the meaning set forth in Section 3.7(a).
“Denihan Parties” means Brooke Denihan Barrett, Benjamin Joseph Denihan Jr., any members of their immediate families which are competent and of legal age and any trusts established for the benefit of any of the foregoing persons.
“Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution that has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) that, in either case, has corporate trust powers, acting in its fiduciary capacity.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A–1 by S&P, Prime-1 by Moody’s and/or F-1 by Fitch, and whose long-term senior unsecured debt obligations are rated at least A- by S&P, A by Fitch, and A2 by Moody’s and whose deposits are insured by the FDIC or (ii) with respect to which the Rating Condition is satisfied.
“Embargoed Person” has the meaning set forth in Section 4.40.
“Energy Efficiency Plan” means the capital plan set forth on Schedule F-2.
“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to each of the Properties prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.
“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower, Operating Lessee or any Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.
“Environmental Indemnity” means that certain environmental indemnity agreement executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act;

the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.
“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with any Borrower or Operating Lessee as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.
“Event of Default” has the meaning set forth in Section 7.1.
“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.9(a).
“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.
“FF&E” means furniture, fixtures and equipment located in the Property.
“Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.
“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld.
“Fitch” means Fitch, Inc. and its successors.
“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes

(including strikes of city workers), work stoppage, shortages or unavailability of labor or materials or similar causes beyond the reasonable control of Borrower; provided that, with respect to any of such circumstances, for the purposes of this Agreement, (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.
“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.
“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).
“Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the indoor or outdoor environment or the presence of which on, in or under any of the Properties is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them.
“Increased Costs” has the meaning set forth in Section 1.4(d).
“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs, Yield Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.
“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).
“Indemnified Parties” has the meaning set forth in Section 9.17.
“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:
(i)    a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company or any of its equityholders or Affiliates (other than as an independent director or manager of an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);
(ii)    a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such corporation or limited liability company or any of its equityholders or Affiliates in the ordinary course of business);
(iii)    a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(iv)    a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.
A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity Affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of Affiliates of such the corporation or limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.
“Individual Property Closing Date NOI” means, with respect to each Property, the amount set forth with respect thereto on Schedule H hereto.
“Initial Interest Rate” means 3.673% per annum.
“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.
“Insurance Reserve Exemption Period” has the meaning set forth in Section 3.4(d)(iii).
“Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided, that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.
“Interest Rate” means (i) with respect to the initial Note, the Initial Interest Rate, and (ii) with respect to each Note resulting from the bifurcation of the initial Note into multiple Notes pursuant to Section 1.1(c), the per annum interest rate of such Note as determined by Lender in accordance with such Section.
“Lease” means any lease (except the Operating Lease), license, letting, concession, occupancy agreement or sublease to which Borrower and/or Operating Lessee is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower and/or Operating Lessee is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower and/or Operating Lessee, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

“Leasing Commissions” means leasing commissions required to be paid by Borrower or Operating Lessee in connection with the leasing of space to Tenants at any of the Properties pursuant to Leases entered into by Borrower or Operating Lessee in accordance herewith and payable in accordance with third‑party/arm’s‑length written brokerage agreements, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to such Property in the geographic market in which such Property is located.
“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning ordinances) affecting Borrower, Sponsor, Operating Lessee, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.
“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.
“Lender 80% Determination” means a reasonable determination by Lender that, based on a current or updated appraisal by HVS Consulting and Valuation Services (or such other appraiser satisfactory to Lender should HVS Consulting and Valuation Services no longer be actively engaged in the business of real estate valuation), a broker’s price opinion by Jones Lang LaSalle or Eastdil Secured (or such other broker satisfactory to Lender should neither Jones Lang LaSalle or Eastdil Secured be actively engaged in the business of real estate valuation) or other written determination of value using a commercially reasonable valuation method satisfactory to Lender, the fair market value of the Property securing the Indebtedness at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code) is at least 80% of the amount of the Indebtedness (including any accrued and unpaid interest) at the time of such determination.
“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).
“Life Safety Exceptions” means, with respect to each Property, the items set forth with respect to such Property on Schedule J.

“Liquidity” means, with respect to any Person, the Lien-free cash deposits of such Person maintained in the conventional forms of demand deposits, money market account deposits, monies held in cash reserves not held by Lender, undrawn lines of credit and other cash equivalents reasonably acceptable to Lender. For the avoidance of doubt the calculation of Liquidity shall not include amounts contained in any Borrower FF&E Account or the FF&E Reserve Account.
“Loan” has the meaning set forth in Section 1.1(a).
“Loan Amount” means $410,000,000.
“Loan Documents” means this Agreement, the Note, each of the Mortgages (and related financing statements), the Environmental Indemnity, each of the Subordination of Property Management Agreements, the Pledge and Security Agreement (Equity), the Cash Management Agreement, any Blocked Account Agreement, the Cooperation Agreement, the Guaranty, the Completion Guaranty, any Defeasance Pledge Agreement, the Qualified Operating Expense Account Agreement, the Borrower FF&E Account Control Agreement (if any), and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.
“Lockout Period” means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan (including any subordinated interest therein) has been Securitized pursuant to a Securitization or series of Securitizations.
“Loss Proceeds” means amounts, awards or payments payable to Borrower, Operating Lessee or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower, Operating Lessee and Lender, respectively, of any and all reasonable expenses incurred by Borrower, Operating Lessee and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).
“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).
“Major Lease” means any Lease that (i) when aggregated with all other Leases at the applicable Property with the same Tenant (or Affiliated Tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in each such Lease, is expected to cover more than 3,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of such Property, (iii) is with an Affiliate of Borrower as Tenant, (iv) is entered into during the continuance of an Event of Default or (v) covers space that, as of the Closing Date, covers restaurant space that was owned and operated by Borrower or an Affiliate of Borrower (regardless of the square footage covered by such Lease).
“Material Adverse Effect” means a material adverse effect upon (i) the ability of Borrower or Sponsor to perform, or of Lender to enforce, any material provision of any Loan Document, (ii) the enforceability of any material provision of any Loan Document, (iii) the value, Net Operating Income, use or enjoyment of any individual Property or the operation or occupancy thereof or (iv) Borrower’s title to any Property.
“Material Agreements” means (x) each contract and agreement (other than Leases) relating to the Property, or otherwise imposing obligations on Borrower or Operating Lessee, under which Borrower or Operating Lessee would have the obligation to pay more than $250,000 per annum or that cannot be terminated by Borrower or Operating Lessee without cause upon 60 days’ notice or less without payment of a termination fee in excess of $50,000, or that is with an Affiliate of Borrower or Operating Lessee, (y) any material reciprocal easement agreement, declaration of covenants, condominium documents, ground lease, material parking agreement or other material Permitted Encumbrance and (z) the Operating Lease.
“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties that (i) is reasonably expected to result in a Material Adverse Effect with respect to the applicable Property, (ii) is reasonably expected to cost in excess of 5% of the Allocated Loan Amount of the applicable Property, as determined by an independent architect, (c) is reasonably expected to permit (or is reasonably likely to induce) any Tenant under a Major Lease to terminate its Lease or abate rent or (d) is reasonably expect to cause more than 10% of guest rooms at any individual Property to be removed from the reservation pool for more than 30 days.
“Maturity Date” means the Payment Date in January 2018, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.
“Minimum Balance” has the meaning set forth in Section 3.2(a).
“Monthly Debt Service Payment Amount” means the amount of interest due and payable with respect to the Loan on each Payment Date, calculated based on the Principal Indebtedness, the Interest Rate and otherwise in accordance with this Agreement.
“Monthly FF&E Amount” means, with respect to any calendar month, an amount equal to 4% of Operating Income for the immediately preceding calendar month.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgage” means that certain mortgage, assignment of rents and leases, security agreement and fixture filing encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time

“Net Operating Income” means, with respect to any Test Period, the excess of (i) Operating Income for such Test Period, minus (ii) Operating Expenses for such Test Period, provided that, in the event that the performance of the Affinia 50 Property is disrupted as a result of the A-50 Capital Plan, Lender shall use, for purposes of determining the existence of a Trigger Period only, Operating Income and Operating Expenses from January through October 2012 in lieu of the same disrupted month from January through October 2013.
“Net Worth” means, with respect to any Person, the fair market value of the gross assets of such Person (excluding intangible assets), minus total liabilities (including all Debt and recourse guarantees of such Person) of such Person.
“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.
“Note(s)” means that certain amended, restated and consolidated promissory note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Note Component” has the meaning set forth in Section 1.1(c).
“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.
“Officer’s Certificate” means a certificate delivered to Lender in a form reasonably acceptable to Lender that is signed by an authorized officer of Borrower and certifies the information therein to the best of such officer’s knowledge.
“Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower and, without duplication, Operating Lessee (including any amounts expended by the Approved Property Manager that are reimbursable by Borrower or Operating Lessee under an Approved Management Agreement) during such period, determined in accordance with GAAP and the Uniform System of Accounts (excluding reserves for or expenditures on FF&E), plus a deemed expenditure in respect of FF&E in an amount equal to four percent of Operating Income during such period; provided, however, that such expenses shall not include (i) depreciation, amortization or other non-cash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan,

(iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, or (v) equity distributions.
“Operating Income” means, for any period, all operating income of Borrower and, without duplication, Operating Lessee from each of the Properties during such period, determined in accordance with GAAP and the Uniform System of Accounts (but without straight-lining of rents), including without limitation: (i) all income and proceeds received from any lease, Operating Lease and rental of rooms, exhibit, sales, commercial, meeting, conference or banquet space within each of the Properties, including net parking revenue, and net income from vending machines, health club fees and service charges; (ii) all income and proceeds received from food and beverage operations and from catering services conducted from such Property even though rendered outside of each of the Properties; (iii) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of each of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof and solely to the extent that such income and/or proceeds are allocable to such period); (iv) all awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in restoration of any applicable Property and solely to the extent that such award is allocable to such period); (v) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Operating Income” if received in the ordinary course of any of the Properties’ operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (vi) interest on credit accounts, rent concessions or credits, and other required pass-throughs; but excluding, (1) gross receipts received by lessees, licensees or concessionaires at any of the Properties; (2) consideration received at any of the Properties for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower, Operating Lessee or Approved Property Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of any Property’s operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests at each of the Properties as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) awards (except to the extent provided in clause (iv) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by employees at each of the Properties; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of any Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from any of the Properties in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) any revenue attributable to a Lease that is not a Qualifying Lease; (12) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (13) any interest income from any source (except to the extent provided in clause (vi) above); (14) any repayments received from any third party of principal loaned or advanced to such third party by Borrower or Operating Lessee; (15) any proceeds resulting from the Transfer of all or any portion of any Property, (16) Loss Proceeds (except to the extent provided in clause (iii) above); and (17) any other extraordinary or non-recurring items.

“Operating Lease” means, individually or collectively, as the context may require, that certain Operating Lease dated July 29, 2011 by and between 371 Seventh Avenue Co., LLC and 371 Seventh Avenue Co., Lessee LLC, that certain Operating Lease dated July 29, 2011 by and between 125 East 50th Street Co., LLC and 125 East 50th Street Co., Lessee LLC, that certain Operating Lease dated July 29, 2011 by and between 215 East 64th Street Co., LLC and 215 East 64th Street Co., Lessee LLC, that certain Operating Lease dated July 29, 2011 by and between 155 East 50th Street Co., LLC and 155 East 50th Street Co., Lessee LLC and that certain Operating Lease dated July 29, 2011 by and between 303 Lexington Avenue Co., LLC and 303 Lexington Avenue Co., Lessee LLC.
“Operating Lessee” means, individually or collectively, as the context may require, 371 Seventh Avenue Co. Lessee LLC, 125 East 50th Street Co. Lessee LLC, 215 East 64th Street Co. Lessee LLC, 155 East 50th Street Co. Lessee LLC and 303 Lexington Avenue Co. Lessee LLC.
“Operating Lessee Pledged Collateral” means one hundred percent of the equity interests in each Operating Lessee, which is pledged by DP Lease Mezz I Holding Company, LLC to Lender as additional collateral for the Loan pursuant to the Pledge and Security Agreement (Equity).
“Operating Lessee Pledgor” means DP Lease Mezz 1 Holding Company, LLC, a Delaware limited liability company.
“Operating Partnership” means Pebblebrook Hotel Operating Partnership, L.P.
“Participation” has the meaning set forth in Section 9.7(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time.
“Payment Date” means, with respect to each Interest Accrual Period, the sixth day of the calendar month in which such Interest Accrual Period ends (or, if such day is not a Business Day, the first preceding Business Day); provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made.
“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).
“Permitted Debt” means:

(i)    the Indebtedness;
(ii)    Taxes that are not yet due and payable;
(iii)    tenant allowances and Capital Expenditure and product improvement plan costs required under the Approved Management Agreement or any Leases or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due;
(iv)    Trade Payables not represented by a note, customarily paid by Borrower or Operating Lessee within 60 days of incurrence and in fact not more than 60 days outstanding (subject to good faith contest by Borrower conducted with due diligence, solely to the extent such contest could not reasonably be expected to result in a Material Adverse Effect and there is no imminent risk of foreclosure), which are incurred in the ordinary course of Borrower’s or Operating Lessee’s business with respect to the Properties, in amounts reasonable and customary for similar properties and not exceeding 3.0% of the Loan Amount in the aggregate.
“Permitted Encumbrances” means:
(i)    the Liens created by the Loan Documents;
(ii)    all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policies;
(iii)    Liens, if any, for Taxes not yet delinquent;
(iv)    mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the applicable title insurance company issuing the Qualified Title Insurance Policy within 60 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 60-day period, an amount equal to 150% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;
(v)    rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement; and
(vi)    easements and other encroachments placed on the Property with the prior written consent of Lender.
“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:

(i)    direct obligations of, or obligations fully and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
(ii)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months A1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
(iii)    deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);
(iv)    commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 Moody’s (and if the term is between one and three months A1 by Moody’s) by each of the Rating Agencies and having a maturity of not more than 90 days;
(v)    any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm or AAAm-G from S&P, Aaa by Moody’s and the highest rating obtainable from Fitch; and
(vi)    such other investments as to which the Rating Condition has been satisfied.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest on Permitted Investments may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No Permitted Investments shall require a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All Permitted Investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of

(x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Permitted Member Loan” means a loan made by Operating Partnership to DP Fee Holding Co., LLC, provided that such loan (i) has a maturity date that is no less than 180 days after the Maturity Date, (ii) is unsecured by any collateral and is not in a form that would allow it to be construed as a mezzanine loan, (iii) is not assignable to any Person, (iv) has no events of default other than failure to repay the loan in full on its maturity date, permits unpaid interest to accrue without penalty or default and is not cross-defaulted with the operating agreement for DP Fee Holding Co., LLC or any related agreement and (v) is subject and subordinate to the Loan and all amounts payable under such loan are subject and subordinate to all amounts payable to Lender with respect to the Loan, all reserves required with respect to the Loan and all amounts required for Borrower and Operating Lessee to operate the Properties. In connection with a refinancing of both the Loan and the Permitted Member Loan, the members of DP Fee Holding Co., LLC will have the right to (x) sell Properties in the order and as determined by Borrower in its sole discretion, subject to the prepayment, release and other provisions of this Agreement and the other Loan Documents or (y) call capital (including subject to customary “burndown” provisions with respect to non-funding members based on the then fair market value of the Properties). Lender has approved the Permitted Member Loan pursuant to the documentation evidencing the same in effect as of the Closing Date, subject to the understanding that in the event Lender, in its sole discretion, shall agree with Borrower to adjust the Maturity Date, such adjustment shall only be made if the maturity date of the Permitted Member Loan shall be similarly adjusted to a date that is six months following the Maturity Date as so adjusted.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
“Pledge and Security Agreement (Equity)” means that certain Pledge and Security Agreement (Equity) dated the date hereof, by Operating Lessee Pledgor in favor of Lender.
“Policies” has the meaning set forth in Section 5.15(b).
“Prepayment Period” means the final three Interest Accrual Periods prior to the Maturity Date.
“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.
“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.
“Prohibited Pledge” has the meaning set forth in Section 7.1(f).
“Properties” means the real property described on Schedule A hereto, together with all buildings and other improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.
“Proportional Amount” has the meaning set forth in Section 9.31.
“Qualified Equityholder” means (i) Sponsor, and each Person comprising Sponsor individually, (ii) any Person approved by Lender with respect to which the Rating Condition is satisfied, (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (x) has total assets (in name or under management) in excess of $2,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (in both cases, exclusive of the Property), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas or (iv) any Person Controlled by a Person satisfying the requirements of clause (iii), but only during such time period as such Person is so Controlled.
“Qualified Operating Expense Account” means an Eligible Account maintained by Operating Lessee and/or Borrower at an Eligible Institution, which account (i) shall only contain amounts in respect of Operating Expenses for the Property (and no amounts unrelated to the Property shall be deposited therein or otherwise commingled with the amounts on deposit in such account) and (ii) is subject to a Qualified Operating Expense Account Agreement.
“Qualified Operating Expense Account Agreement” means an agreement relating to the Qualified Operating Expense Account, dated as of the date hereof, among Lender, Operating Lessee and/or Borrower and the Eligible Institution at which such account is maintained, pursuant to which such account is pledged to the Lender and Operating Lessee is given full access to the funds on deposit therein but provides for the discontinuance of such access upon receipt by such Eligible Institution of written notice from Lender of the occurrence of an Event of Default, as such agreement may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Qualified Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.

“Qualified Successor Operating Lessee” means a Single-Purpose Entity that is Controlled by the same Qualified Equityholders that Control Qualified Successor Borrower and is a successor to the Operating Lessee under the Operating Lease.
“Qualified Survey” means, with respect to each Property, a current land title survey thereof, certified to Borrower, the title company issuing the applicable Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.
“Qualified Title Insurance Policy” means, with respect to each Property, an ALTA extended coverage mortgagee’s title insurance policy in form and substance reasonably satisfactory to Lender.
“Qualifying Lease” means all Leases other than (i) Leases to a Tenant that is not in occupancy at the Property and open for business at the Property and (ii) Leases to a Tenant that is in default under its Lease or is the subject of bankruptcy or similar insolvency proceedings (to the extent that such Tenant has not assumed such Lease in bankruptcy).
“Rating Agency” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, DBRS, Morningstar, Kroll and Fitch, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).
“Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if all or any portion of the Loan has not been Securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Condition” shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been Securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies (excluding shadow ratings)), and (y) Lender in its sole discretion. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal; provided that if any Rating Agency affirmatively declines to review a Defeasance, then the Rating Condition requirement shall not be waived but shall instead be deemed satisfied as it relates to such Rating Agency for such Defeasance.
“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).
“Release Price” means (i) with respect to the release of any Property other than the Benjamin Property, 120% of such Property’s Allocated Loan Amount, and (ii) with respect to the release of the Benjamin Property, the greater of (x) 115% of the Allocated Loan Amount for the Benjamin Property and (y) an amount that would cause Debt Yield for the Loan, after giving effect to the release of the Benjamin Property, to be equal to or greater than the greater of (a) Closing Date Debt Yield and (b) the Debt Yield for the Loan immediately prior to the release of the Benjamin Property.
“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.
“Rent Roll” has the meaning set forth in Section 4.14(a).
“Representative Borrower” has the meaning set forth in Section 9.04(a).
“Required CO Amendment Date” means, (i) with respect to the Affinia Shelburne Property (x) May 1, 2013 or (y) any date that is no later than November 1, 2013, solely to the extent the New York Department of Buildings and/or the New York City Board of Standards and Appeals (as applicable) have granted one or more extensions of the deadline for amending such Property’s certificate of occupancy to reflect its use as a transient hotel to at least such date; and (ii) with respect to the Affinia Gardens Property (x) May 1, 2013 or (y) any date that is no later than May 1, 2014, solely to the extent the New York Department of Buildings and/or the New York City Board of Standards and Appeals (as applicable) have granted one or more extensions of the deadline for amending such Property’s certificate of occupancy to reflect its use as a transient hotel to at least such date; provided, however, the Required CO Amendment Date for either of the foregoing Properties shall be extended as necessary if, (x) the amendment of such Property’s certificate of occupancy to reflect its use as a transient hotel has been delayed due to Force Majeure and (y) the New York Department of Buildings and/or the New York City Board of Standards and Appeals (as applicable) have granted one or more extensions of the period of time in which such Property’s certificate of occupancy may be amended to account for the delay caused by such Force Majeure.
“Revenues” means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income and (without duplication) Operating Income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or (without duplication) Operating Lessee or Approved Property Manager (only with respect to the Property) from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Operating Lessee and proceeds, if any, from business interruption or other loss of income insurance.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction; and the term “Securitize” and “Securitized” have meanings correlative to the foregoing.
“Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.
“Service” means the Internal Revenue Service or any successor agency thereto.
“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.
“Severed Loan Documents” has the meaning set forth in Section 7.2(f).
“Single Member LLC” means a limited liability company that either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.
“Single-Purpose Entity” means a Person that (a) was formed under the laws of the State of Delaware solely for the purpose of (i) acquiring and holding an ownership interest in one or more of the Properties (or, if applicable, Defeasance Collateral), (ii) in the case of Borrower, entering into and incurring the Indebtedness and obligations under this Agreement and the other Loan Documents or (iii) in the case of a Single-Purpose Equityholder, acquiring and holding an ownership interest in Borrower, Operating Lessee and/or Borrower (or, if applicable, Defeasance Collateral), (b) does not engage in any business unrelated to (i) the applicable Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower, Operating Lessee and/or Borrower (or, if applicable, Defeasance Collateral), (c) does not have any assets other than those related to (i) the applicable Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower, Operating Lessee and/or Borrower (or, if applicable, Defeasance Collateral), (d) does not have any Debt other than Permitted Debt, (e) maintains books, accounts, records, financial statements, stationery, invoices and checks that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its Affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered under a management agreement with an Affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person), (i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its Affiliates, (j) pays its own liabilities out of its own funds (including the salaries of its own employees, if any) and reasonably allocates any overhead that is shared with an Affiliate, including paying for shared office space and services performed by any officer or employee of an Affiliate, (k) maintains a sufficient number of employees (if any) in light of its contemplated business operations, (l) conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects, (m) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (n) observes all applicable entity-level formalities in all material respects, (o) except as contemplated by the Loan Documents with respect to any co-Borrower, does not commingle its assets with those of any other Person and holds such assets in its own name, (p) except as contemplated by the Loan Documents with respect to any co-Borrower, does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (q) does not acquire obligations or securities of its shareholders, members or partners other than as contemplated by the Loan Documents with respect to co-Borrowers, (r) except as contemplated by the Loan Documents with respect to any co-Borrower, does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, (s) intends to maintain adequate capital in light of its contemplated business operations, (t) has two Independent Directors on its board of directors or board of managers or other governing body, or, in the case of a limited partnership, has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder’s board of directors or board of managers, and has organizational documents that (i) provide that the Independent Directors shall consider only the interests of Borrower, including its creditors, and shall have no fiduciary duties to Borrower’s equityholders (except to the extent of their respective interests in Borrower), and (ii) prohibit replacing any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”), (u) has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:
(i)    to the fullest extent permitted by law, the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of a

Single-Purpose Equityholder, the assets of any Single-Purpose Entity in which such Single-Purpose Equityholder holds an interest);
(ii)    the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by any Single-Purpose Entity in which such Single-Purpose Equityholder holds an interest) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the applicable Property and activities incidental thereto (and, in the case of a Single-Purpose Equityholder, activities incidental to the acquisition and ownership of its interest in each Single-Purpose Entity in which such Single-Purpose Equityholder holds an interest);
(iii)    the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of both of its Independent Directors (and, in the case of a Single-Purpose Equityholder, in respect of any Single-Purpose Entity in which such Single-Purpose Equityholder holds an interest, without the affirmative vote of both of such Single-Purpose Entities’ Independent Directors); and
(iv)    any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, any Single-Purpose Entity in which such Single-Purpose Equityholder holds an interest) organizational documents relating to qualification as a “Single-Purpose Entity”, and (v) if such entity is a Single Member LLC, has organizational documents that provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution.
“Single-Purpose Equityholder” means a Single-Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in Borrower (or a lessor amount, providing that Lender receives appropriate legal opinions with respect thereto), and (z) serves as the general partner or managing member of each Single-Purpose Entity in which it holds an interest.
“Smith Travel Reports” means a “STAR Program Report” with respect to the Property prepared by Smith Travel Research, Inc, or its successors and assigns.
“Sponsor” means Pebblebrook Hotel Trust and Denihan Ownership Company LLC (d/b/a Denihan Hospitality Group), individually or collectively, as the context requires.
“Sponsor Financial Requirements” has the meaning set forth in Section 5.23.

“Subordination of Operating Lease” means that certain consent and agreement of Operating Lessee and subordination of Operating Lease executed by Operating Lessee and Borrower as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Subordination of Property Management Agreement” means that certain consent and agreement of manager and subordination and non-disturbance of management agreement executed by Operating Lessee and the Approved Property Manager as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.
“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties, Borrower or Operating Lessee with respect to the Properties or rents therefrom, or the Operating Lessee Pledged Collateral or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower or Operating Lessee by third parties.
“Tax Reserve Exemption Period” has the meaning set forth in Section 3.4(d)(i).
“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.
“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower or Operating Lessee pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.
“Tenant Notice” has the meaning set forth in Section 3.1(b).
“Termination Fee” has the meaning set forth in Section 5.7(f).
“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.
“Trade Payables” means unsecured amounts payable by or on behalf of Borrower or Operating Lessee for or in respect of the operation of the Properties in the ordinary course and that would under GAAP and the Uniform System of Accounts be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties, Borrower or Operating Lessee and the capitalized amount of any ordinary-course financing leases.
“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transfer” means the sale or other whole or partial conveyance of all or any portion of any Property or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of any Property or the subjecting of any portion of any Property to restrictions on transfer; except that the conveyance of a space lease or hotel room reservations at any Property in accordance herewith shall not constitute a Transfer.
“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared or, as applicable, the date on which the Casualty or Condemnation occurred, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the third Payment Date prior to the scheduled Maturity Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).
“Trigger Level” means Closing Date NOI times 85%.
“Trigger Period” means any period
(i) from (a) the date of delivery to Lender of any financial reports required to be delivered to Lender pursuant to Sections 5.12, 5.13 or 5.14 indicating that, at the conclusion of the Test Period related to the applicable financial report, Net Operating Income was less than the Trigger Level for such Test Period, to (b) the date of delivery to Lender of any financial reports required to be delivered to Lender pursuant to Sections 5.12, 5.13 or 5.14 indicating that, at the conclusion of the Test Period related to the applicable financial report, Net Operating Income was equal to or greater than the Trigger Level for such Test Period; and/or
(ii) from (a) the date on which Lender determines, by written notice to Borrower, that Borrower has (x) failed to fully commence the guest room construction phase of the A-50 Capital Plan on or before March 1, 2013 and/or (y) failed to substantially complete the A-50 Capital Plan on or before October 31, 2013, to (b) the date on which, as applicable, the guest room construction phase of the A-50 Capital Plan has been fully commenced or the A-50 Capital Plan has been substantially completed, in each case, as determined by Lender in its reasonable discretion;
(iii) during which Sponsor fails to fulfill the Liquidity and/or Net Worth requirements set forth in Section 5.23;

(iv) from (a) the Required CO Amendment Date during which either or both of the Affinia Gardens Property or Affinia Shelburne Property fail to have certificates of occupancy that permit their use as a transient hotel, (b) to the date on which both such Properties have certificates of occupancy permitting their use as transient hotels; and/or
(v) during which any Property is closed for business as a transient hotel as a result of non-compliance with Legal Requirements.
If any of the reports required under Sections 5.12, 5.13 or 5.14 are not delivered to Lender as and when required hereunder, and the same are not delivered to Lender within 5 Business Days following Lender’s written request therefore, a Trigger Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing.
“Undefeased Note” has the meaning set forth in Section 2.1(b).
“Uniform System of Accounts” means the “Uniform System of Accounts for the Lodging Industry” (tenth edition) published by The American Hotel & Lodging Association Educational Institute.
“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.
“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.
“Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.
“Yield Maintenance Premium” shall mean, with respect to any payment of principal (or any portion thereof) on a Note or Note Component during the continuance of an Event of Default, or pursuant to Section 5.16(f) (following any Casualty or Condemnation), or pursuant to Section 2.4 ,the product of:
(A)     a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times
(B)     the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to the Note or Note Component (assuming no prepayments or acceleration of the Loan and, solely with respect to the Benjamin Property, using the two-

year anniversary of the Closing Date for determining remaining scheduled payments of principal and interest), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such payment;
provided that, except in the case of a prepayment of principal (or any portion thereof) pursuant to Section 5.16(f), the Yield Maintenance Premium shall not be less than 3% of the amount prepaid.
The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.
(b)    Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to”, (iii) “mortgage” means a mortgage, deed of trust, deed to secure debt, indemnity deed of trust or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt, indemnity deed of trust or similar instrument and (iv) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement. Each covenant of Borrower contained herein with respect to the operation and maintenance of or otherwise relating to the Property shall be construed to mean that Borrower shall comply or use commercially reasonable efforts to cause the Operating Lessee to comply with such covenant; and any failure by the Operating Lessee to comply therewith shall constitute a Default hereunder even though Operating Lessee is not a party to this Agreement.

Article I

GENERAL TERMS
Section 1.1.    The Loan.
(a)    On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate equal to the Initial Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.
(b)    The Loan shall be secured by the Collateral pursuant to the Mortgage and the other Loan Documents.
(c)    Upon written notice from Lender to Borrower, the Note will be deemed to have been subdivided into multiple components (“Note Components”). Each Note Component shall have such notional balance and interest rate as Lender shall specify in such notice, provided that the sum of the principal balances of all Note Components shall equal the then-current Principal Indebtedness, and the weighted average of the component interest rates, weighted on the basis of their respective principal balances, shall equal the Interest Rate (except following repayments of principal during the continuance of an Event of Default or as a result of a Casualty or Condemnation). Borrower shall be treated as the obligor with respect to each of the Note Components, and Borrower acknowledges that each Note Component may be individually beneficially owned by a separate Person. The Note Components need not be represented by separate physical Notes, but if requested by Lender, each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such Note in accordance with the terms of this Section. Whether or not Note Components are created, Lender shall have the right at any time, at Lender’s sole discretion, to replace the initial Note with two or more replacement Notes, and the holder of each replacement Note shall similarly have the right at any time, at such holder’s sole discretion, to replace its Note with two or more replacement Notes. Each replacement Note shall be in the form of the Note so replaced, but for its principal amount and Interest Rate. The principal amount of each Note shall be determined by the applicable holder in its sole discretion, provided that the initial sum of the principal amounts of the replacement Notes shall equal the then-outstanding principal balance of the Notes that are so replaced. The Interest Rate of each replacement Note shall be determined by the applicable holder in its sole discretion, provided that the initial weighted average of such Interest Rates, weighted on the basis of the principal balances of the respective Notes, shall initially equal the Interest Rate of the Note so replaced. Neither Borrower’s nor Sponsor’s obligations shall be increased or their respective rights reduced in connection with the creation of Note Components or the replacement of any Notes pursuant to this Section 1.1(c). Borrower shall execute and return to Lender each such Note within two Business Days after Borrower’s receipt of an execution copy thereof, and Borrower’s failure to do so within such time period shall, at Lender’s election, constitute an immediate Event of Default hereunder. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute any replacement Notes required pursuant to this Section on Borrower’s behalf should Borrower fail to do so. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 1.1(c). If requested by Lender, Borrower shall deliver to Lender, together with such replacement Notes, an opinion of counsel with respect to the due authorization and enforceability of such replacement Notes and confirming that the delivery of such replacement Notes does not alter the conclusions reached in the legal opinions delivered to Lender at Closing.
(d)    To secure the full and timely payment of the Indebtedness, Borrower hereby grants to Lender, its heirs, successors and assigns, a first-priority Lien on all Collateral, wherever located, now or hereafter owned from time to time by Borrower, including, without limitation, all “goods,” “consumer goods,” “equipment,” “inventory,” “fixtures,” “farm products,” “accounts,” “deposit accounts,” “chattel paper,” “general intangibles,” “software,” “instruments” and “proceeds” of any of the foregoing (all as defined under the Uniform Commercial Code as in effect from time to time in the State of New York). Borrower hereby authorizes Lender to file any appropriate financing statements with the Secretary of State of the State of Delaware or any other applicable jurisdiction, which financing statements may include a description of the collateral covered thereby as "all assets" or "all personal property" of the Borrower.
Section 1.2.    Interest and Principal.
(a)    On each Payment Date, Borrower shall pay to Lender the Monthly Debt Service Payment Amount by remitting such amount to the Cash Management Account or such other account as Lender shall direct, which amount shall be applied toward the payment of interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default, in which case the monthly payment shall be increased by the amount of Default Interest accrued on the Notes during the applicable Interest Accrual Period). Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date).
(b)    No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16(f), (ii) a prepayment of the Loan in whole (but not in part) during the Prepayment Period on not less than 15 days prior written notice and/or (iii) a prepayment in connection with the release of the Benjamin Property pursuant to Section 2.4; provided that any prepayment hereunder shall be accompanied by all interest accrued on the amount prepaid, plus the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ prior written notice to Lender (subject to payment of any out-of-pocket costs and expenses resulting from such rescission). In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1. The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.
(c)    If all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan or as a result of a Casualty or Condemnation, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.
(d)    Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, in the case of all payments due hereunder other than the repayment of the Principal Indebtedness on the Maturity Date or on any other earlier date as a result of an acceleration of the Loan, when paid, shall be accompanied by a late fee in an amount equal to the lesser of three percent of such unpaid sum and the maximum amount permitted by applicable law in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.
Section 1.3.    Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due (except in the case of the payment made on the Maturity Date, which shall be made not later than 2:00 p.m., New York City time) and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.
Section 1.4.    Taxes; Regulatory Change.
(a)    Borrower agrees to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.
(b)    If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to any assignee that has not complied with the obligations contained in Section 9.7(c), (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iii) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note.
(c)    Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

(d)    If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to compensation pursuant to this Section 1.4(d) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any portion of the income or franchise taxes of Lender or such holder, whether or not attributable to payments made by Borrower. If Lender requests compensation under this Section 1.4(d), Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.
Section 1.5.    Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: either (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section 1.5 shall be without recourse, representation or warranty of any kind.
ARTICLE II

DEFEASANCE AND ASSUMPTION
Section 2.1.    Defeasance.
(e)    On any date after the expiration of the Lockout Period, provided no Event of Default is then continuing and subject to the notice requirement described in Section 2.1(d), Borrower may from time to time obtain the release of one or more of the Properties from the

Liens of the Loan Documents by Defeasing either the entire Loan, or a portion of the Loan equal to the lesser of (x) the sum of the Release Prices of the Properties so released and (y) the portion of the Principal Indebtedness that has not been Defeased as of the date of such release, provided that after giving effect thereto, unless the Loan is Defeased in full, the Debt Yield for the Test Period then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount Defeased, shall be no less than the Debt Yield Threshold; and provided further that all sums then due to Lender under the Loan Documents are paid and the following are delivered to Lender:
(i)    Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates in an amount sufficient (x) to pay the interest and principal due on such Payment Dates in respect of a portion of the Loan equal to the amount Defeased and (y) to repay the outstanding principal balance of such portion of the Loan on the first Payment Date in the Prepayment Period or such other Payment Date in the Prepayment Period as Borrower shall elect;
(ii)    written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;
(iii)    a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a “Defeasance Pledge Agreement”);
(iv)    an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that (1) the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; (2) if the Loan has been Securitized, the Defeasance, including any assumption under Section 2.1(b), does not cause a tax to be imposed on the Securitization Vehicle or, if the Securitization Vehicle is a REMIC, does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and (3) the Defeasance (in the case of a partial Defeasance, with respect to both the Defeased Note and the Undefeased Note) does not constitute a “significant modification” of the Loan under Section 1001 of the Code;
(v)    if the Loan has been Securitized, the Rating Condition with respect to such Defeasance shall have been satisfied;
(vi)    instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender’s Liens on the Collateral so released (other than the Defeasance Collateral);

(vii)    such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request; and
(viii)    reimbursement for any costs and expenses incurred in connection with this Section 2.1 (including Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith).
Lender shall reasonably cooperate with Borrower, at Borrower’s sole cost and expense, to avoid the incurrence of mortgage recording taxes in connection with the refinancing of any of the Properties released in connection with a Defeasance.
(f)    If the Loan is not Defeased in full, Borrower shall execute and deliver all documents necessary to amend and restate the Note with two substitute Notes: one note having a principal balance equal to the Defeased portion of the original Note (the “Defeased Note”) and one note having a principal balance equal to the undefeased portion of the original Note (the “Undefeased Note”). At Lender’s discretion, a Default under the Undefeased Note may cause a Default under the Defeased Note (but a Default under the Defeased Note shall not cause a Default under the Undefeased Note). The Undefeased Notes may be the subject of a further Defeasance in accordance with the terms of this Section 2.1 (the term “Note”, as used in this Section 2.1, being deemed to refer to the Undefeased Note that is the subject of further Defeasance).
(g)    At the time of the Defeasance, the Defeased Note shall be assumed by a bankruptcy-remote entity established by Borrower and approved by Lender in its reasonable discretion, to which Borrower shall transfer all of the Defeasance Collateral (a “Defeasance Borrower”).  Such Defeasance Borrower shall execute and deliver to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender that are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and Borrower and the Defeasance Borrower shall deliver such other documents, certificates and legal opinions as Lender shall reasonably request.
(h)    Borrower must give Lender and each Rating Agency at least 30 days’ (and not more than 90 days’) prior written notice of any Defeasance under this Section 2.1, specifying the date on which the Defeasance is to occur. If such Defeasance is not made on such date (x) Borrower’s notice of Defeasance will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.
(i)    Upon satisfaction of the requirements contained in this Section 2.1, at Borrower’s sole cost and expense, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the Property from the Liens of the Loan Documents.

Section 2.2.    Assumption. Solely in connection with a simultaneous sale of all of the Properties securing the Loan from time to time, the initial Borrower shall have the right to Transfer all of the Collateral to a Qualified Successor Borrower that will, contemporaneously with such Transfer, assume all of the obligations of Borrower hereunder and under the other Loan Documents (an “Assumption”), provided no Event of Default or material monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:
(i)    such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of the Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such assumption), and such other representations (and evidence of the accuracy of such representations) as the Servicer shall reasonably request;
(ii)    the obligations of Operating Lessee under the Operating Lease shall have been assumed by a Qualified Successor Operating Lessee pursuant to an assumption agreement, in form and substance reasonably acceptable to Lender, and such Qualified Successor Operating Lessee shall have delivered to Lender all documents reasonably requested by Lender relating to the existence of such Qualified Successor Operating Lessee and the due authorization of such Qualified Operating Lessee to assume the obligations under the Operating Lease, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Operating Lessee, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Operating Lessee issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;
(iii)    such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed;
(iv)    a party satisfactory to Lender in its sole discretion assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender in its reasonable discretion (and upon such assumption by such party, Sponsor and any other such guarantor shall be released from such obligations, liabilities, guarantees and indemnities);
(v)    such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Qualified Successor Borrower shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;
(vi)    such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.2, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;
(vii)    the Qualified Title Insurance Policies shall have been properly endorsed to reflect the Transfer of the Properties to the Qualified Successor Borrower;
(viii)    the Rating Condition shall have been satisfied with respect to the legal structure of the Qualified Successor Borrower, the documentation of the Assumption and the related legal opinions; and
(ix)    Borrower shall have paid to Lender a nonrefundable assumption fee in an amount equal to 1.0% of the Principal Indebtedness, and Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such assumption.
Section 2.3.    Transfers of Equity Interests in Borrower.
(e)    No direct or indirect equity interests in Borrower (other than publicly traded shares of Sponsor or transfers of direct or indirect interest in Denihan Ownership Company, LLC to the extent permitted under Section 2.3(b)(iii)) shall be conveyed or otherwise transferred to any Person prior to the later of (x) the first anniversary of the Closing Date and (y) the date on which the Capital Plan has been substantially completed (as determined by Lender in its reasonable discretion). From and after the first anniversary of the Closing Date, provided that no Event of Default is continuing, transfers (but not pledges, except as permitted under Section 7.1(f)) of direct and indirect equity interests in Borrower shall be permitted upon 10 days advance written notice thereof to Lender, provided that:
(i)    no such transfer shall result in a Change of Control;
(ii)    as a condition to any such transfer that results in Borrower ceasing to be Controlled by Sponsor, and each subsequent transfer that again changes the identity of the Qualified Equityholder that Controls Borrower, shall be conditioned upon payment to Lender of a transfer fee in an amount equal to 1.0% of the Principal Indebtedness at the time of such transfer;

(iii)    as a condition to any such transfer that results in any Person acquiring more than 49% of the direct or indirect equity interest in Borrower or a Single-Purpose Equityholder (even if not constituting a Change of Control), Borrower shall deliver to Lender with respect to such Person a new non-consolidation opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender’s approval of any such non-consolidation opinion that is in substantially the form of the Nonconsolidation Opinion not to be unreasonably withheld), and (B) at any time following any Securitization or series of Securitizations of the Loan, each of the Rating Agencies rating such Securitization or Securitizations; and
(iv)    Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses actually incurred in connection with any such transfer.
(f)    Notwithstanding Section 2.3(a) above, the following transactions shall not be deemed prohibited transfers under this Agreement and shall not require the consent of Lender:
(i)    the issuance of additional shares or the transfer of existing shares of Pebblebrook Hotel Trust on any public exchange or the issuance of new units or transfers of existing units in Operating Partnership, provided that it shall continue to be Controlled by Pebblebrook Hotel Trust;
(ii)    any merger of Pebblebrook Hotel Trust with the Operating Partnership or a sale of all or substantially all of the assets of Pebblebrook Hotel Trust to the Operating Partnership or vice versa, provided that the new direct or indirect owner of Borrower resulting from such transaction assumes all obligations of Pebblebrook Hotel Trust under the Loan Documents; and
(iii)    transfers of direct or indirect ownership interest in Denihan Ownership Company, LLC, provided that, after giving effect to all such transfers, one or more Denihan Parties shall directly or indirectly Control Denihan Ownership Company, LLC.
Section 2.4.    Release of Benjamin Property.
(a)    At any time, provided no Event of Default is then continuing and all amounts then due and owing to Lender have been paid in full, Borrower shall have the right, at its option, on not less than 30 days’ prior written notice to Lender, to obtain the release of the Benjamin Property provided that the following conditions shall have been satisfied:
(i)    Borrower shall prepay the Loan in an amount equal to the Release Price for the Benjamin Property, plus the amount of interest theretofore accrued but unpaid in respect of the Release Price for the Benjamin Property, plus the amount of interest that would have accrued on the Release Price for the Benjamin Property had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made and, if such prepayment is made during the last two Business Days in any Interest Accrual Period, the amount of additional interest that would have accrued on the Release

Price for the Benjamin Property had it remained outstanding through the end of the following Interest Accrual Period;
(ii)    Debt Yield for the Test Period then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the release of the Benjamin Property and to exclude the interest expense attributable to the Release Price payable with respect to the Benjamin Property, shall be no less than the Debt Yield Threshold;
(iii)    if the release of the Benjamin Property shall occur prior to the two-year anniversary of the Closing Date, Borrower shall pay to Lender the Yield Maintenance Premium payable in respect of the Release Price for the Benjamin Property, in addition to all other amounts required to be paid pursuant to this Section;
(iv)    Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section (including the reasonable fees and expenses of Lender’s legal counsel and the reasonable out-of-pocket expenses of the Servicer and fees and expenses of the Rating Agencies);
(v)    to the extent that the Loan is included in a REMIC, after giving effect to the release of the Benjamin Property, the Lender 80% Determination shall have been satisfied or, if the same is not so satisfied, then Borrower shall have prepaid the Loan in an amount equal to the lesser of (x) the fair market value of the Benjamin Property and (y) the amount necessary to obtain a Lender 80% Determination; and
(vi)    to the extent that the Loan is included in a REMIC, Borrower shall deliver to Lender an opinion of counsel in form and substance which would be acceptable to a prudent lender of securitized commercial mortgage loans acting reasonably, stating, among other things, that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a REMIC as a result of such release and will not be subject to tax on any “prohibited transactions” or “prohibited contributions” as a result of such release.
(b)    Upon satisfaction of the requirements set forth in this Section, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the Benjamin Property from the Liens of the Loan Documents, and to release the applicable Borrower from all further liabilities and obligations under the Loan Documents (other than those expressly provided to survive repayment). Thereafter the “Borrower” hereunder shall exclude the Borrower that owned the released Property. Any rents or other income from the Benjamin Property that is thereafter inadvertently paid or deposited into the Blocked Account or the Cash Management Account shall be promptly released to the applicable Borrower.
(c)    Any prepayment of the Loan in connection of a release of any Property from the Liens of the Loan Documents, whether pursuant to this Section or Section 2.1, shall be applied to the Notes or the Note Components in such order as Lender shall determine; provided, however, that except in connection with any repayment of the Principal Indebtedness during the continuance of an Event of Default or in connection with a Casualty or Condemnation, no prepayment of the Principal Indebtedness shall result in an increase in the weighted average of the interest rates applicable to the Notes or Note Components.

ARTICLE III

ACCOUNTS
Section 3.1.    Cash Management Account.
(b)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank a cash management account into which all Revenue from the Property shall be deposited (the “Cash Management Account”), which account shall be owned by Borrower but remain under the sole and exclusive control (as defined in the New York Uniform Commercial Code) of Lender. As a condition precedent to the closing of the Loan, Borrower shall cause the Cash Management Bank to execute and deliver an agreement (as amended, restated, replaced, supplemented or otherwise modified in accordance herewith, a “Cash Management Agreement”) that provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Cash Management Account and that the Cash Management Bank shall comply with all instructions and entitlement orders of Lender relating to the Cash Management Account and the other Collateral Accounts, in each case, without the consent of Borrower, Operating Lessee or any other Person.
(c)    Borrower shall cause Approved Property Manager to remit all Revenues from the Property (other than tenant security deposits required to be held in escrow accounts) to the Cash Management Account or a Blocked Account within one Business Day of its receipt thereof. “Blocked Account” means an Eligible Account maintained with a financial institution satisfactory to Lender that enters into a blocked account agreement in form and substance satisfactory to Lender (as amended, restated, replaced, supplemented or otherwise modified in accordance herewith, the “Blocked Account Agreement”) satisfactory to Lender pursuant to which such financial institution will remit, at the end of each Business Day, all amounts contained therein to an account specified by Lender (Lender hereby agreeing to specify the Cash Management Account so long as no Event of Default has occurred and is then continuing).
(d)    Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Cash Management Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Cash Management Agreement substantially identical to the Cash Management Agreement executed at Closing. In addition, during the continuance of an Event of Default or if the Blocked Account Bank fails to comply with the Blocked Account Agreement or ceases to be an Eligible Institution, Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Blocked Account Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Blocked Account Agreement satisfactory to Lender.

(e)    Operating Lessee shall maintain at all times a Qualified Operating Expense Account. Neither Borrower nor Operating Lessee shall permit any amounts unrelated to the Property to be commingled with amounts on deposit in the Qualified Operating Expense Account and shall cause all amounts payable with respect to Operating Expenses for the Property to be paid from the Qualified Operating Expense Account or the Cash Management Account (to the extent required or permitted hereunder) and no other account. During the continuance of any Trigger Period or Event of Default, Borrower or Operating Lessee shall deliver to Lender each month the monthly bank statement related to such Qualified Operating Expense Account. Unless and until an Event of Default shall occur, Operating Lessee and the Approved Property Manager shall have direct access to, and shall be permitted to make withdrawals and, except during the continuance of a Trigger Period, equity distributions from, the Qualified Operating Expense Account, without the consent of Lender. During the continuance of an Event of Default, all amounts contained in the Qualified Operating Expense Account shall be remitted to the Cash Management Account.
Section 3.2.    Distributions from Cash Management Account.
(g)    The Cash Management Agreement shall provide that the Cash Management Bank shall remit to the Qualified Operating Expense Account, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender on the next Payment Date pursuant hereto (the “Minimum Balance”); provided, however, that Lender shall terminate such remittances during the continuance of an Event of Default or Trigger Period upon notice to the Cash Management Bank. Lender may notify the Cash Management Bank at any time of any change in the Minimum Balance.
(h)    On each Payment Date, Borrower shall remit to the Cash Management Account or such other account as Lender shall direct, the Monthly Debt Service Payment Amount and, provided no Event of Default is continuing, Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:
(i)    to the Basic Carrying Costs Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;
(ii)    in the event Borrower shall fail to remit to Lender the Monthly Debt Service Payment Amount or during the continuance of a Trigger Period, to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last), which amounts shall come first from the Debt Service Reserve Account, to the extent of funds contained therein;
(iii)    during the continuance of a Trigger Period, to the Qualified Operating Expense Account, an amount equal to actual Operating Expenses for the Property for the month in which such Payment Date occurs (including amounts payable in respect of sales and use and occupancy tax, miscellaneous minor vendor charges and server tips, in each case, to the extent the same are collected by Borrower and deposited into the Cash Management Account as Revenue) and, without duplication, the Budgeted Operating Expenses for the month in which such Payment Date occurs, provided that the amounts disbursed to such account pursuant to this clause (iii) shall be used solely to pay Operating Expenses for such month (Borrower agreeing that, in the event that such disbursement exceeds actual Operating Expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date);
(iv)    to the FF&E Reserve Account, the amounts, if any, required to be deposited therein pursuant to Section 3.6;
(v)    during the continuance of a Trigger Period, all remaining amounts to the Excess Cash Flow Reserve Account; and
(vi)    if no Trigger Period is continuing, all remaining amounts to the Qualified Operating Expense Account.
(i)    If on any Payment Date the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Section 3.2(b)(i) through (iv), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c).
Section 3.3.    Loss Proceeds Account.
(d)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).
(e)    Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.
Section 3.4.    Basic Carrying Costs Escrow Account.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”).
(b)    On the Closing Date, the Basic Carrying Costs Escrow Account shall be funded in an amount equal to $6,649,661.56, which amount represents the sum of (i) the amount sufficient to pay all of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will accrue or be payable during the next ensuing six months (such estimate not to be reduced to the extent of any actual or proposed tax appeal), plus (ii) the amount sufficient to pay all of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will accrue or be payable during the next ensuing six months .
(c)    On each subsequent Payment Date, an additional deposit shall be made therein in an amount equal to the sum of:
(A)    to the extent that a Tax Reserve Exemption Period is not in effect, 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months, plus
(B)    to the extent that an Insurance Reserve Exemption Period is not in effect, 1/12 of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months;
provided, however, that, subject to Section 3.4(d), if at any time Lender reasonably determines that the amount in the Basic Carrying Costs Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes and insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Basic Carrying Costs Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.
(d)    Notwithstanding the terms and provisions of the foregoing paragraphs of this Section 3.4:
(iv)    No amounts will be reserved in the Basic Carrying Costs Escrow Account in respect of Taxes pursuant to subclause (i) of Section 3.4(b) for so long as (A) no Event of Default or Trigger Period shall be continuing, (B) no Taxes that are currently due and payable remain unpaid; and (C) Borrower shall maintain in the Basic Carrying Costs Escrow Account funds sufficient to pay all of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will accrue or be payable during the next ensuing six months (such estimate not to be reduced to the extent of any actual or proposed tax appeal) (any such period, a “Tax Reserve Exemption Period”); provided, however, that to the extent Lender utilizes funds on deposit in the Basic Carrying Cost Escrow Account to pay Taxes as a result of the failure of the condition set forth in immediately preceding clause (C), any ongoing Tax Reserve Exemption Period shall terminate and shall not be reinstated for the remaining term of the Loan; and
(v)    No amounts will be reserved in the Basic Carrying Costs Escrow Account in respect of insurance premiums pursuant to subclause (ii) of Section 3.4(b) for so long as (A) no Event of Default or Trigger Period shall be continuing, (B) no insurance premiums that are currently due and payable remain unpaid; and (C) Borrower shall maintain in the Basic Carrying Costs Escrow Account funds sufficient to pay all of the insurance premiums that Lender reasonably estimates, based on information provided by Borrower, will accrue or be payable during the next ensuing six months (any such period, a “Insurance Reserve Exemption Period”); provided, however, that to the extent Lender utilizes funds on deposit in the Basic Carrying Cost Escrow Account to pay insurance premiums as a result of the failure of the condition set forth in immediately preceding clause (C), any ongoing Insurance Reserve Exemption Period shall terminate and shall not be reinstated for the remaining term of the Loan.
Upon the termination of any Tax Reserve Exemption Period Borrower shall deposit into the Basic Carrying Cost Escrow Account within two Business Days an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, taking into account any remaining amounts (if any) contained therein in respect of Taxes and assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes and taking into account any amounts already on deposit therein in respect of Taxes. Upon the termination of any Insurance Reserve Exemption Period, Borrower shall deposit into the Basic Carrying Cost Escrow Account within two Business days an amount sufficient to pay all insurance premiums by the 30th day prior to the date they come due, taking into account any remaining amounts (if any) contained therein in respect of insurance premiums and assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums and taking into account any amount already on deposit therein in respect of insurance premiums.
(e)    Borrower shall provide Lender with copies of all tax, and insurance bills relating to each Property promptly after Borrower’s receipt thereof. During any Tax Reserve Exemption Period, Borrower shall make all Tax payments on or before the date due. During any Insurance Reserve Exemption Period, Borrower shall make all insurance premium payments on or before the date due. At all other times, Lender will apply amounts in the Basic Carrying Costs Escrow Account toward the purposes for which such amounts are deposited therein, including, for the avoidance of doubt, Taxes due and payable. In connection with the making of any payment from the Basic Carrying Costs Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.
Section 3.5.    Debt Service Reserve.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving the Monthly Debt Service Payment Amount (the “Debt Service Reserve Account”).
(b)    On the Closing Date, Borrower shall deposit into the Debt Service Reserve Account, from the proceeds of the Loan, an amount equal to $1,296,773, which amount represents the Monthly Debt Service Payment Amount assuming a 31-day month and the absence of an Event of Default.

(c)    If, on any Payment Date, Borrower shall fail to pay to Lender the Monthly Debt Service Amount, the amounts contained in the Debt Service Reserve Account shall be applied toward the payment of the Monthly Debt Service Amount (to the extent of amounts contained therein).
(d)    On any Payment Date in which the amount contained in the Debt Service Reserve Account is not equal to the Monthly Debt Service Payment Amount (assuming a 31-day month), the amount necessary to cause the amount contained therein to equal such amount shall be deposited therein.
Section 3.6.    FF&E Reserve Account.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of FF&E expenditures (the “FF&E Reserve Account”).
(b)    On each Payment Date there shall be deposited into the FF&E Reserve Account an amount equal to the Monthly FF&E Amount.
(c)    Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the FF&E Reserve Account to reimburse Borrower for FF&E expenditures that are consistent with the Approved Annual Budget; provided that:
(i)    Borrower shall deliver to Lender invoices and purchase orders evidencing that the costs for which such disbursements are requested are due and payable or are required as a deposit;
(ii)    Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied;
(iii)    Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts; and
(iv)    No amounts reserved in the FF&E Reserve Account shall be used to pay expenses in respect of the Capital Plan.
(d)    Notwithstanding the foregoing, the FF&E Reserve Account shall not be funded pursuant to subclause (b) of this Section 3.6 for so long as (i) no Event of Default or Trigger Period is continuing, (ii) Borrower maintains with an Eligible Institution a separate account (the “Borrower FF&E Account”) owned by Borrower but subject to a Borrower FF&E Account Control Agreement, into which Borrower shall deposit, on a monthly basis, an amount equal to or greater than the Monthly FF&E Amount and (iii) Borrower’s chief financial officer shall deliver to Lender within ten Business Days of the end of each Fiscal Quarter, an Officer’s Certificate certifying as to the amount contained in the Borrower FF&E Account on the last day of such Fiscal Quarter (and that such amount complies with the requirements of the Loan Documents) and, upon Lender’s request, further certifying that (1) no amount has been remitted from the Borrower FF&E Account for any purpose other than the payment of FF&E expenditures pursuant to the Approved Annual Budget and (2) no amounts reserved in the FF&E Reserve Account have been used to pay expenses in respect of the Capital Plan other than expenses payable in connection with the Energy Efficiency Plan and expenses set forth on Schedule F-5 (each of which may be paid from amounts reserved in the FF&E Reserve Account). Upon the occurrence of a Trigger Period or an Event of Default all amounts contained in the Borrower FF&E Account shall be remitted into the FF&E Reserve Account.
Section 3.7.    Deferred Maintenance and Environmental Escrow Account.
(a)    On or prior to the Closing Date, if the Deferred Maintenance Amount is greater than zero, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance and Environmental Escrow Account”).
(b)    On the Closing Date, Borrower shall deposit into the Deferred Maintenance and Environmental Escrow Account, from the proceeds of the Loan, an amount equal to the Deferred Maintenance Amount.
(c)    Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Deferred Maintenance and Environmental Escrow Account to reimburse Borrower for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions, provided that:
(vii)    Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;
(viii)    Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and
(ix)    Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.
(x)    No amounts reserved in the Deferred Maintenance and Environmental Escrow Account shall be used to pay expenses in respect of the Capital Plan, except for any maintenance requirements called for in the Capital Plan which, absent the Capital Plan, would ordinarily be funded from the Deferred Maintenance and Environmental Escrow Account.
(d)    Upon substantial completion (as reasonably determined by Lender) of the portion of the Deferred Maintenance Conditions identified on any line on Schedule C, and provided no Event of Default is then continuing, the remainder of the portion of the Deferred Maintenance Reserve Account held for such line item (as shown adjacent to such line item on Schedule C) shall promptly be remitted to Borrower. Upon the correcting of all Deferred Maintenance Conditions, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Deferred Maintenance Reserve Account shall promptly be remitted to Borrower and the Deferred Maintenance Account will no longer be maintained.
Section 3.8.    Affinia Gardens Reserve Account.
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving for work to be performed in connection with the Affinia Gardens Capital Plan (the “Affinia Gardens Reserve Account”).
(b)    On the Closing Date, Borrower shall deposit into the Affinia Gardens Reserve Account, from the proceeds of the Loan, an amount equal to the Affinia Gardens Reserve Amount.
(c)    Borrower shall perform all work required to complete the Affinia Gardens Capital Plan within 12 months following the Closing Date. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Affinia Gardens Reserve Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of the Affinia Gardens Capital Plan, provided that:
(i)    Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable, together with an Officer’s Certificate confirming that (i) all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and (ii) the balance remaining in the Affinia Gardens Reserve Account, after giving effect to the requested disbursement, is sufficient to pay all costs and expenses necessary to complete the Affinia Gardens Capital Plan; and
(ii)    Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any prior disbursements from the Affinia Gardens Reserve Account to the expenses for which such prior disbursements were made, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers delivered by contractors, subcontractors and others with respect to prior disbursements from the Affinia Gardens Reserve Account (or evidence that the amount secured by any such liens have been reduced by the amount of prior disbursements from the Affinia Gardens Reserve Account ).
(d)    Upon (i) completion of the work related to the Affinia Gardens Capital Plan and (ii) delivery to Lender of a certificate of occupancy for the Affinia Gardens Property amended to permit use of such Property as a transient hotel, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Affinia Gardens Reserve Account shall promptly be remitted to Borrower and the Affinia Gardens Reserve Account will no longer be maintained (and, for the avoidance of doubt, if any Trigger Period or Event of Default is continuing as of the date that the work related to the Affinia Gardens Capital Plan is completed, any amounts then remaining in the Affinia Gardens Reserve Account shall promptly be remitted to Borrower upon the termination of such Trigger Period or waiver of such Event of Default).

Section 3.9.    Excess Cash Flow Reserve Account    .
(a)    On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b)(v) (the “Excess Cash Flow Reserve Account”).
(b)    Provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(b)(v).
Section 3.10.    Account Collateral.
(a)    Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower, as pledgor, and Lender, as pledgee. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. Funds in the Collateral Account shall be invested at Lender’s discretion only in Permitted Investments, which Permitted Investments shall be credited to the related Collateral Account. All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived. Unless otherwise required by applicable law, all income and gains from the investment of funds in the Basic Carrying Costs Escrow Account shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to cause the Cash Management Bank to remit such amounts to Lender. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.
(b)    The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.
(c)    During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan, the Note Components and the Notes in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses, which application may result in an increase in the weighted average of the interest rates applicable to such Notes or Note Components.
Section 3.11.    Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.
ARTICLE IV

REPRESENTATIONS
Each Borrower represents to Lender with respect to itself and each other Borrower, and Operating Lessee represents to Lender with respect to itself, that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1.    Organization.
(j)    Borrower, Operating Lessee and Operating Lessee Pledgor each are duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
(k)    Borrower and Operating Lessee each have no subsidiaries and do not own any equity interest in any other Person.
(l)    The organizational chart contained in Exhibit A is true and correct as of the date hereof.
Section 4.2.    Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.
Section 4.3.    No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower, Operating Lessee or Sponsor is a party or by which Borrower, Operating Lessee or Sponsor may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender.
Section 4.4.    Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.
Section 4.5.    Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.
Section 4.6.    No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.7.    Payment of Taxes. Borrower and Operating Lessee each have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.
Section 4.8.    Compliance with Law.
(c)    Except as set forth on the Exception Report, Borrower, Operating Lessee, each Property and the uses thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes. Except as set forth on the Exception Report, each Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Except as set forth on the Exception Report, neither Borrower nor Operating Lessee is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could adversely affect any Property or the condition (financial or otherwise) or business of Borrower or Operating Lessee. There has not been committed by or on behalf of Borrower, Operating Lessee or, to the best of Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of any Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. None of Borrower, Operating Lessee or Sponsor has purchased any portion of the Properties with proceeds of any illegal activity.
(d)    Except for the Life Safety Exceptions, each Property complies in all material respect with all Legal Requirements related to life safety requirements that are applicable to both (i) the certificate of occupancy of such Property and (ii) properties that are permitted to be used as transient hotels in the City of New York under such properties’ certificates of occupancy (whether or not such Property is zoned for transient use). Schedule J accurately sets forth Borrower’s good faith estimate of the cost to remediate the Life Safety Exceptions.
(e)    The Affinia Shelburne Property and the Affinia Gardens Property have each completed the registration process administered by the New York City Department of Buildings, and the New York City Department of Buildings has confirmed that each such Property satisfies the registration criteria set forth in the New York State Multiple Dwelling Law that would allow the amendment of the certificate of occupancy of each such Property to legally permit its use as a transient hotel.
(f)    To Borrower’s knowledge there are no pending or threatened zoning or use enforcement actions against any Property.
Section 4.9.    ERISA. None of Borrower, Operating Lessee, or any ERISA Affiliate of Borrower or Operating Lessee has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.
Section 4.10.    Investment Company Act. Neither Borrower nor Operating Lessee is an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.
Section 4.11.    No Bankruptcy Filing. Neither Borrower nor Operating Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Neither Borrower nor Operating Lessee has knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, or any Affiliate of any of the aforementioned Persons, or any person who owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests of any such Person.
Section 4.12.    Other Debt. Neither Borrower nor Operating Lessee has outstanding any Debt other than Permitted Debt.
Section 4.13.    Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened against or affecting Borrower, Operating Lessee or any of the Collateral, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower, Operating Lessee or such Collateral, could reasonably be expected to result in a Material Adverse Effect).
Section 4.14.    Leases; Material Agreements.
(a)    There are no Leases at the Properties other than those set forth on Schedule I.
(b)    There are no Material Agreements except as described in Schedule E. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower or Operating Lessee. The Material Agreements are in full force and effect and there are no defaults thereunder by Borrower, Operating Lessee, or to Borrower’s knowledge, any other party thereto. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound (including, for the avoidance of doubt, the Operating Lease).
(c)    Other than as disclosed on Schedule E, Operating Lessee is not a party to any Material Agreements related to the Property.
Section 4.15.    Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact heretofore delivered by Borrower, Sponsor or Operating Lessee to Lender in writing in respect of the Properties, Borrower, Sponsor or Operating Lessee contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact, event or circumstance presently known to Borrower, Sponsor or Operating Lessee that has not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.
Section 4.16.    Financial Condition. All financial data concerning Borrower, Operating Lessee and the Properties heretofore provided to Lender fairly presents in accordance with GAAP the financial position of Borrower and Operating Lessee in all material respects, as of the date on which it was made, and does not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect. As of the Closing Date, Sponsor meets the requirements set forth in first sentence of Section 5.23.
Section 4.17.    Single-Purpose Requirements.
(a)    Each of Borrower, Operating Lessee and Operating Lessee Pledgor is now a Single-Purpose Entity. Each of Borrower, Operating Lessee and Operating Lessee Pledgor has always been since its formation a “bankruptcy-remote single-purpose entity” (as such term is commonly understood in the commercial mortgage loan securitization market) and has conducted its business in substantial compliance with the provisions of its organizational documents, which have always had provisions commonly required of “bankruptcy-remote single-purpose entities” (as such term is commonly understood in the commercial mortgage loan securitization market). Neither Borrower nor Operating Lessee has ever (i) owned any property other than the Properties and/or related personal property (ii) engaged in any business, except the ownership and/or operation of the Properties or (iii) had any material contingent or actual obligations or liabilities unrelated to the Properties. Operating Lessee Pledgor has never owned any property or engaged in any business unrelated to its ownership of 100% of the equity interests in Operating Lessee.
(b)    Borrower has provided Lender with true, correct and complete copies of (i) Borrower’s and Operating Lessee’s current financial statements; and (ii) Borrower’s and Operating Lessee’s respective current operating agreements, together with all amendments and modifications thereto.

Section 4.18.    Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements.
Section 4.19.    Not Foreign Person. Neither Borrower nor Operating Lessee is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
Section 4.20.    Labor Matters. Except as set forth on the Exception Report, neither Borrower nor Operating Lessee has any employees or is a party to any collective bargaining agreements.  To the Borrower’s or Operating Lessee’s knowledge, no strikes or other material labor disputes against Borrower or Operating Lessee are pending or threatened.  Hours worked by and payment made to employees of Borrower and Operating Lessee comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters.  To the Borrower’s or Operating Lessee’s knowledge, there is no union organizing activity involving the Borrower or Operating Lessee pending or threatened by any labor union or group of employees.  To the Borrower’s or Operating Lessee’s knowledge, there are no complaints or charges against any Borrower or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or Operating Lessee.
Section 4.21.    Title. Borrower owns good, marketable and insurable fee title to the Properties, subject to the Permitted Exceptions. Borrower owns good and marketable title to the FF&E. Borrower and/or Operating Lessee own good and marketable title to all personal property related to the Property (other than the FF&E, which is owned solely by Borrower), to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower or Operating Lessee and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of New York) in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect or interfere with the value, or current or contemplated use or operation, of the Properties, or the security intended to be provided by the Mortgage or Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents. Except as insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower (other than Lender) or Operating Lessee has in its possession any goods that constitute or evidence the Collateral.

Section 4.22.    No Encroachments. Except as shown on the applicable Qualified Survey, all of the improvements on each of the Properties lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the applicable Property, except those that are insured against by a Qualified Title Insurance Policy.
Section 4.23.    Physical Condition.
(a)    Except for matters set forth in the Engineering Reports, each Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair in all respects material to its use, operation or value.
(b)    Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.
(c)    Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.24.    Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations and, in the case of Borrower, taking into account Borrower’s right of contribution from Borrower, as set forth in Section 9.31). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 4.25.    Management. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Properties. The Approved Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

Section 4.26.    Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.
Section 4.27.    Utilities and Public Access. Each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of such Property as presently used and enjoyed.
Section 4.28.    Environmental Matters. Except as disclosed in the Environmental Reports:
(i)    To Borrower’s and Operating Lessee’s knowledge, each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of such Property under all Environmental Laws).
(ii)    No Environmental Claim is pending with respect to any Property, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, Operating Lessee or any Property.
(iii)    Without limiting the generality of the foregoing, to Borrower’s and Operating Lessee’s knowledge, there is not present at, on, in or under any Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.
(iv)    There have not been and are no past, present or threatened Releases of any Hazardous Substance from or at any Property that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to any Property.
(v)    No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any Property and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject any Property to Liens under any Environmental Law.

(vi)    There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower or Operating Lessee in relation to any Property that have not been made available to Lender.
Section 4.29.    Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.
Section 4.30.    No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.
Section 4.31.    Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.
Section 4.32.    Permits; Certificate of Occupancy. Borrower, Operating Lessee and/or Approved Property Manager have obtained all Permits necessary for the present and contemplated use and operation of each of the Properties. The uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property.
Section 4.33.    Flood Zone. None of the improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).
Section 4.34.    Security Deposits. Borrower and Operating Lessee are in compliance in all material respects with all Legal Requirements relating to security deposits.
Section 4.35.    Acquisition Documents. Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower or any of its Affiliates or the seller of any of the Properties have remaining rights or obligations in respect of Borrower’s acquisition of the Properties.
Section 4.36.    Insurance. Borrower or Operating Lessee has obtained, or caused to be obtained, insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. No Person, including Borrower and Operating Lessee, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37.    No Dealings. Borrower, Operating Lessee and the Sponsor are not aware of any unlawful influence on the assessed value of any of the Properties.
Section 4.38.    Estoppel Certificates. Borrower has delivered to Lender true and complete copies of (a) the form(s) of estoppel certificate heretofore sent by Borrower, Operating Lessee or any of their Affiliates to every Tenant under a Major Lease at the Property and every Tenant at the Property that operates a restaurant (whether or not under a Major Lease), and (b) each estoppel certificate received back from any such Tenant prior to the Closing Date.
Section 4.39.    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. (a) None of the funds or other assets of any Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in any of Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly), with the result that (i) the investment in any of Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law, (c) none of the funds of any of Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in any of Borrower, Operating Lessee, any Single-Purpose Equityholder or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law, (d) to the best of Borrower’s knowledge, no Tenant at the Property is identified on the OFAC List and (e) Borrower, Operating Lessee, any Single-Purpose Equityholder and Sponsor are in material compliance with the PATRIOT Act. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan. Notwithstanding Section 4.42 to the contrary, the representations and warranties contained in this Section 4.39 shall survive in perpetuity.
Section 4.40.    Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than three days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.
Section 4.41.    Capital Plan. As of the Closing Date, $5,333,860 has been expended towards the Capital Plan, as set forth in more detail on Schedules F-1 through F-5.
Section 4.42.    ADA Compliance. Each of the Properties is in compliance with Americans with Disabilities Act of 1990 with respect to the required number of accessible bathrooms.
ARTICLE V

AFFIRMATIVE COVENANTS
Each individual Borrower and each individual Operating Lessee covenants and agrees as follows with respect to itself and each other individual Borrower and individual Operating Lessee:
Section 5.1.    Existence. Borrower, Operating Lessee and if applicable, any Single-Purpose Equityholder shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business. Borrower, Operating Lessee and, if applicable, each Single-Purpose Equityholder shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.
Section 5.2.    Maintenance of Properties.
(f)    Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Borrower shall not, and shall not cause or permit Operating Lessee or Approved Property Manager to, use, maintain or operate any Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, without the prior written consent of Lender, no improvements or equipment located at or on the Property shall be removed, demolished or materially altered (except for replacement of equipment in the ordinary course of Borrower’s or Operating Lessee’s business with items of the same utility and of equal or greater value and sales of obsolete equipment no longer needed for the operation of the applicable Property). Subject to Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Properties. Borrower shall not, and shall not cause or permit Operating Lessee or Approved Property Manager to, make any change in the use of any Property that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or do or permit to be done thereon anything that may in any way impair the value of any Property in any material respect or the Lien of the Mortgage or otherwise cause or reasonably be expected to result in a

Material Adverse Effect. Borrower shall not install or permit to be installed on any Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Property, regardless of the depth thereof or the method of mining or extraction thereof.
(g)    Borrower shall remediate the Deferred Maintenance Conditions (including all Life Safety Exceptions) within 12 months following the Closing Date, subject to Force Majeure, and upon request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed and that all associated expenses have been paid.
(h)    Borrower shall use its best efforts (including the expenditure of all necessary amounts and repair and remediation of the applicable Properties) to cause the certificate of occupancy for the Affinia Gardens Property and the Affinia Shelburne Property to be amended to reflect and permit use as a transient hotel within 12 months following the date hereof. Borrower shall cause any deadline relating to the amendment of the certificate of occupancy for each of the Affinia Gardens Property and the Affinia Shelburne Property to permit use as a transient hotel to be extended until such amendment is completed
Section 5.3.    Compliance with Legal Requirements. Borrower shall, and shall cause Operating Lessee to, comply with, and shall cause each Property to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.
Section 5.4.    Impositions and Other Claims. Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, any of the Collateral or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. If in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable Law, Lender may elect to declare all of the Indebtedness to be due and payable 90 days from the giving of written notice by Lender to Borrower.

Section 5.5.    Access to Properties. Borrower shall, and shall cause Operating Lessee and Approved Property Manager to permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower, Operating Lessee and Approved Property Manager (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice (all subject to the terms and conditions of the Approved Management Agreement). The cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender if (i) Lender shall determine that an Event of Default exists or (ii) such inspections, examinations, copying or audits are conducted by Lender in connection with its verification of completion of the Capital Plan. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate. If Borrower prohibits, bars or fails to permit agents, representatives and employees of Lender and Servicer from entering and inspecting any of the Properties or from inspecting, examining, auditing and copying the books and records of Borrower, Operating Lessee and Approved Property Manager, as required by this Section, for more than five days after a written request is made by Lender to do so, Borrower agrees to pay Lender on demand the sum of $1,000.00 for each day after such five-day period that Borrower so prohibits or bars such inspection, and such sum or sums shall be part of the Indebtedness. Notwithstanding any of Lender’s or Servicer’s rights in this Section, in no event shall Lender or Servicer have any right to enter or inspect any Property or inspect, examine, audit or copy the books and records of Approved Property Manager that is greater than or inconsistent with the access afforded to Borrower and Operating Lessee under the terms of the Approved Management Agreement.
Section 5.6.    Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall, and shall cause Operating Lessee to, cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.
Section 5.7.    Leases.
(g)    Borrower shall furnish Lender with executed copies of all Leases, together with a detailed breakdown of income and cost associated therewith. All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not Affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iii) have an initial term of not more than 10 years, (iv) not have or reasonably be expected to result in a Material Adverse Effect, (v) be expressly subject and subordinate to the Mortgage and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the applicable Property by any purchaser at a foreclosure sale and (vi) require the Tenant thereunder to execute and deliver to Borrower an estoppel certificate addressing the issues set forth in Section 9.16(b) of this Agreement (in each case, unless Lender consents to such Lease in its sole discretion).
(h)    All new Leases that are Major Leases, and all terminations, renewals and amendments of Major Leases, and any surrender of rights under any Major Lease, shall be subject to the prior written consent of Lender. If Lender shall fail to respond to Borrower’s request for such consent within five Business Days of Lender’s receipt thereof, Borrower may deliver to Lender a second request for consent stating in bold and capitalized type that “LENDER’S FAILURE TO RESPOND TO THE ENCLOSED REQUEST WITHIN TEN BUSINESS DAYS SHALL BE DEEMED LENDER’S APPROVAL.” In the event Lender fails to approve or disapprove such request within ten Business Days of Lender’s receipt of such second request, such request shall be deemed approved.
(i)    Borrower shall, or shall cause Operating Lessee to, (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that the lessor may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender; and (vi) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease. Borrower shall, or shall cause Operating Lessee to, deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.
(j)    Security deposits of Tenants shall be held by Borrower or Operating Lessee in compliance with Legal Requirements. Borrower shall, or shall cause Operating Lessee to, maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Any bond or other instrument that Borrower or Operating Lessee is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Lender, shall (if not prohibited by any Legal Requirements) name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender) or may name Borrower or Operating Lessee as payee thereunder so long as such bond or other instrument is pledged to Lender as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s and Operating Lessee’s compliance with the foregoing. During the continuance of an Event of Default, Borrower shall, upon Lender’s request, cause to be deposited with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower or Operating Lessee) that Borrower and Operating Lessee had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease.
(k)    Borrower shall cause to be promptly delivered to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower or Operating Lessee is in default in the performance or observance of any of the material terms, covenants or conditions thereof. Borrower shall cause each Major Lease executed after the Closing Date to which Borrower or Operating Lessee is a party to provide that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.
(l)    Whenever a Major Lease is terminated, whether by buy-out, cancellation, default, rejection or otherwise, and Borrower receives any payment, fee, damages or penalty in respect of such termination (a “Termination Fee”), Borrower shall promptly cause such Termination Fee to be remitted to Lender to be held in a reserve account controlled by Lender. Provided no Event of Default is continuing, (i) Lender shall disburse such Termination Fee or portion thereof to Borrower at the written request of Borrower in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with entering into Leases at the Properties and (ii) unless a Trigger Period is continuing, the remainder of such Termination Fee or portion thereof, if any, shall be remitted to the Cash Management Account after the space covered by such terminated Lease has been relet, the replacement Tenant is in occupancy and has commenced paying rent under the replacement Lease and all Leasing Commissions and Tenant Improvement costs relating to such space have been paid.
Section 5.8.    Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that neither Borrower nor Operating Lessee will be deemed to hold Plan Assets at any time.
Section 5.9.    Further Assurances. Borrower shall (and, as applicable, shall cause Operating Lessee to), at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents or to facilitate a replacement of the Cash Management Bank pursuant to Section 3.1(c) or a bifurcation of the Notes pursuant to Sections 1.1(c) and/or 9.7(b) or a restructuring of the Loan pursuant to the Cooperation Agreement, in each case if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time (including the payment and application of Loss Proceeds). Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall (and, as applicable, shall cause Operating Lessee or Approved Property Manager

to), at Borrower’s sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Upon receipt of an affidavit from Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principle amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 5.9.
Section 5.10.    Management of Collateral.
(a)    Each Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement, Approved Property Manager shall agree that the Approved Management Agreement and the incentive fee payable thereunder are subject and subordinate to the Indebtedness. Borrower may from time to time, with Lender’s consent and subject to satisfaction of the Rating Condition, appoint a replacement Approved Property Manager to manage one or more of the Properties pursuant to an Approved Management Agreement, and such successor manager shall execute for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender. Any request for Lender’s consent to the appointment of a replacement Approved Property Manager shall be made in writing and accompanied by the proposed management agreement and such information regarding the proposed replacement Approved Property Manager that would allow Lender to evaluate the same (including, the number of hotels and rooms under management, the geographic regions in which such managed properties are located, the flags related to such managed properties and the number of years the proposed manager has been managing such properties). If Lender shall fail to respond to Borrower’s request to approve or disapprove a replacement Approved Property Manager within ten Business Days of Lender’s receipt of such request and all required information, Borrower may deliver to Lender a second request for consent stating in bold and capitalized type that “LENDER’S FAILURE TO RESPOND TO THE ENCLOSED REQUEST WITHIN TEN BUSINESS DAYS SHALL BE DEEMED LENDER’S APPROVAL.” In the event Lender fails to approve or disapprove such request, or request additional information, within ten Business Days of Lender’s receipt of such second request, such request shall be deemed approved.
(b)    The Properties shall be branded at all times as “Affinia”, except for the Property branded as “The Benjamin”, which shall continue to be branded at all times as “The Benjamin”.

(c)    Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.
(d)    Borrower shall notify Lender in writing of any default of Borrower, Operating Lessee or the Approved Property Manager under any Approved Management Agreement after the expiration of any applicable cure periods, of which Borrower has actual knowledge. After reasonable notice to Borrower, Lender shall have the right to cure defaults of Borrower or Operating Lessee under any Approved Management Agreement (in accordance with the Subordination of Management Agreement). Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.
(e)    Upon an Event of Default followed by acceleration of the Loan, Lender may, in its sole discretion (in accordance with the applicable Subordination of Management Agreement), require Borrower or Operating Lessee to cause the termination of one or more Approved Management Agreements and to engage an Approved Property Manager selected by Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.
Section 5.11.    Notice of Material Event.
(a)    Borrower shall give Lender prompt notice (containing reasonable detail) of (i) any material change in the financial or physical condition of any Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease, the termination or cancellation of terrorism or other insurance required by this Agreement and/or the closure of more than the lesser of (x)10% of the guest rooms at any Property and (y) 25 guest rooms at any Property, in each case, for more than five nights (except in connection with work under the A-50 Capital Plan), (ii) any notice from the Approved Property Manager, to the extent such notice relates to a matter that is reasonably expected to result in a Material Adverse Effect, (iii) any litigation or governmental proceedings pending or threatened in writing against Borrower, Operating Lessee or any Property that is reasonably expected to result in a Material Adverse Effect, (iv) the insolvency or bankruptcy filing of Borrower, Operating Lessee, any Single-Purpose Equityholder, Sponsor or an Affiliate of any of the foregoing and (v) any other circumstance or event reasonably expected to result in a Material Adverse Effect.
(b)    Borrower shall deliver to Lender, within three Business Days of receipt thereof, the periodic reports regarding the Properties, if any, delivered to Borrower and/or Operating Lessee by Approved Property Manager.
Section 5.12.    Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, a combined balance sheet of Borrower (and no other entities) as of the end of such Fiscal Year, together with related combined statements of income and equityholders’ capital and cash flows for such Fiscal Year, including a combining balance sheet and statement of income for the Properties on a combined basis, in each case audited by a “Big Four” accounting firm or PKF whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:
(i)    a statement of cash flows and income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit C);
(ii)    average daily room rates, sales reports, Smith Travel Reports (to the extent available) and occupancy reports;
(iii)    an annual report for the most recently completed fiscal year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $100,000); and
(iv)    such other information as Lender shall reasonably request.
Section 5.13.    Quarterly Financial Statements. From and after a Securitization of all or any portion of the Loan, as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and operating statement as of the end of such Fiscal Quarter, together with related statements of income, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall include income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit C) and be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:
(i)    a statement in reasonable detail that calculates Net Operating Income for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof, together with an Officer’s Certificate certifying the same;
(ii)    copies of each of the Leases signed during such quarter, together with a summary thereof that shall include the Tenant’s name, lease term, base rent, Tenant Improvements, leasing commissions paid, free rent and other material tenant concessions;

(iii)    the current franchise reports, average daily room rates, sales reports, Smith Travel Reports (to the extent available) and occupancy reports;
(iv)    an Officer’s Certificate containing a certified calculation the threshold for payment of incentive management fees under the each Approved Management Agreement; and
(v)    such other information as Lender shall reasonably request.
Section 5.14.    Monthly Financial Statements; Non-Delivery of Financial Statements.
(a)    Until the occurrence of a Securitization and during the continuance of a Trigger Period or an Event of Default (or, in the case of item (iii) below, at all times), Borrower shall furnish within 30 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet and operating statement as of the end of such month, together with related statements of income, equityholders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month , which statements shall include income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit C) and be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:
(i)    a summary of Leases signed during such month, which summary shall include the Tenant’s name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions;
(ii)    then current rent roll, average daily room rates, sales reports, Smith Travel Reports (to the extent available) and occupancy reports;
(iii)    the Capital Plan Monthly Report; and
(iv)    such other information as Lender shall reasonably request.
(b)    If Borrower fails to provide to Lender any of the financial statements and other information specified in Sections 5.12, 5.13 or this Section 5.14 within the respective time period specified in such Sections, Lender shall deliver to Borrower written notice of such failure. If Borrower fails to provide such financial statements and other information within ten Business Days after receipt of such notice, (i) at Lender’s election, the same shall constitute an Event of Default and (ii) Borrower shall pay to Lender the amount of $20,000 within five Business Days following Lender’s demand therefor, plus an additional $20,000 for each 10-day period that elapses until Borrower provides all required financial statements and other information; provided, however, that the foregoing shall not be applicable to any failure to comply with Section 5.13(v) or Section 5.14(iv) to the extent the request made by Lender in connection therewith would not have been made by a prudent Lender acting reasonably.
Section 5.15.    Insurance.
(a)    Borrower shall cause to be obtained and maintained with respect to the Properties, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:
(vi)    Property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” or Causes of Loss”, including coverage for damage caused by windstorm (including named storm). Such insurance shall (A) be in an amount equal to the full replacement cost of the Properties and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $50,000, except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Properties); (C) be paid annually in advance; (D) be written on a “Replacement Cost” basis waiving depreciation, (E) be written on a no coinsurance form or contain an “Agreed Upon Amount” endorsement waiving all coinsurance provisions; (F) include an ordinance or law coverage endorsement containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost, provided that the limit under the coverage in effect as of the Closing Date may be maintained so long as the Property remains legal and conforming under all applicable zoning requirements), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; and (G) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. If such insurance excludes mold, Borrower shall implement a mold prevention program satisfactory to Lender;
(vii)    flood insurance if any one or more of the Properties is located in a “100 Year Flood Plain”, “special hazard area” (Zones A and V) in an amount equal to the maximum limit of coverage available from FEMA/FIA, plus such excess limits requested by Lender, with a deductible not in excess of $50,000;
(viii)    commercial general liability insurance, including broad form coverage of property damage, contractual liability for insured contracts and personal injury (including death resulting therefrom), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Properties are on a blanket policy). In addition, at least $50,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;
(ix)    rental loss and/or business interruption insurance covering all risks required to be covered by the insurance provided for herein, including but not limited to, clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section 5.15(a), and covering the 18-month period from the date of any Casualty to the date that the applicable Property is restored and operations are resumed (regardless of the length of such period), and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period). The amount of such insurance shall be increased from time to time as and when the gross revenues from the Properties increase;
(x)    insurance against loss or damage from (A) leakage of sprinkler systems, if not provided by the policy required by Section 5.15(a)(i), and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Properties;
(xi)    worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);
(xii)    during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Properties that are not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii), and (B) the insurance provided for in Section 5.15(a)(i), which shall, in addition to the requirements set forth in such Section (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a) and (2) shall include permission to occupy the Properties;
(xiii)    if required by Lender, earthquake insurance (A) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible approved by Lender (but in any event not be in excess of 5% of the total insurable value of the Properties), and (C) if one or more of the Properties is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender;

(xiv)    so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar statute) in an amount equal to the full replacement cost of the Properties (plus rental loss and/or business interruption insurance coverage for a term set forthin clause (iv) above). If TRIPRA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required hereunder on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount;
(xv)    liquor liability insurance in an amount of at least $10,000,000 or in such greater amount as may be required by applicable Legal Requirements against claims or liability arising directly or indirectly to persons or property on account of the sale or dispensing of alcoholic beverages at the Properties and public liability insurance in an amount of at least $10,000,000 or in such greater amount as may be required by applicable Legal Requirements providing coverage against such claims or liability;
(xvi)    crime coverage in an amount not less than $2,000,000 to protect against employee dishonesty and related incidents, containing minimum limits per occurrence of $1,000,000;
(xvii)    auto liability coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00 (if applicable); and
(xviii)    such other insurance as may from time to time be requested by Lender.
(b)    All policies of insurance (the “Policies”) required pursuant to this Section 5.15 shall be issued by one or more primary insurers having a claims-paying ability of at least “A” with S&P and Fitch and at least “A2” by Moody’s (to the extent Moody’s rates the insurers and is rating the Certificates), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that the first layers of coverage are from carriers rated at least “A” with S&P and Fitch and at least “A2” with Moody’s (to the extent Moody’s rates the insurers and is rating the Certificates), and all such carriers shall have claims-paying ability ratings of not less than “BBB+” with S&P and Fitch and at least “Baa1” with Moody’s (to the extent Moody’s rates the insurers and is rating the Certificates)). For purposes of determining whether the insurer ratings requirements set forth above have been satisfied, any insurer that is not rated by Fitch will be regarded as having a Fitch rating that is the equivalent of the rating given to such insurer by any of Moody’s or S&P that does rate such insurer (or, if both such rating agencies rate such insurer, the lower of the two ratings). Notwithstanding the foregoing, Lender accepts RSUI Indemnity Company in its current participation amount and position within the syndicate provided it maintains a rating of at least “A3” with Moody’s and a rating of at least “A XII” with AM Best.
(c)    All Policies required pursuant to this Section 5.15:
(i)    shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned, but subject to the requirements of each Rating Agency) and are no larger than is customary for similar policies covering similar properties in the geographic market in which the Properties are located, but in any event are not in excess of $50,000 (except in the case of windstorm and earthquake coverage, to the extent required, which shall have deductibles not in excess of 5% of the total insurable value of the Property);
(ii)    shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;
(iii)    with respect to property and rental or business interruption insurance policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;
(iv)    with respect to liability policies, except for workers compensation, employers liability and auto liability, shall name Lender and its successors and assigns as their interests may appear as additional insureds;
(v)    with respect to property and rental or business interruption insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co‑insurer under such Policies;
(vi)    with respect to property and rental or business interruption insurance policies, shall contain an endorsement providing that Lender shall receive at least 30 days’ prior written notice of any cancellation thereof (or, in the case of cancellation due to non-payment of premium, 10 days’ prior written notice;
(vii)    with respect to property and rental or business interruption insurance policies, shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to one or more of the Properties shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;
(viii)    shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;

(ix)    shall contain a waiver of subrogation against Lender, as applicable;
(x)    may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Properties are separately allocated to the Properties and that (i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Property notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Property, and provided further that any such blanket policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy in Lender’s discretion, subject to review and approval by Lender based on the schedule of locations and values; and
(xi)    shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.
(d)    Borrower shall pay the premiums for all Policies as the same become due and payable. Complete copies of such Policies, certified as true and correct by Borrower, shall be delivered to Lender promptly upon request. Not later than 30 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
(e)    Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, and shall bear interest at the Default Rate.
(f)    In the event of foreclosure of the Mortgage or other transfer of title to the Properties in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to such Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.
Section 5.16.    Casualty and Condemnation.

(c)    Borrower shall give prompt notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation.
(d)    Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an immaterial portion of any Property.
(e)    Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of 5% of the Allocated Loan Amount for the applicable Property if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. Notwithstanding the foregoing, Lender shall have no right to settle or adjust claims relating to damage caused by Hurricane Sandy. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.
(f)    All Loss Proceeds from any Casualty or Condemnation shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the applicable Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If at any Property a Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:
(i)    in the case of a Casualty, the cost of restoration would not exceed 25% of the applicable Allocated Loan Amount and the Casualty does not (x) render untenantable, or result in the cancellation of Leases covering, more than 25% of the gross rentable area of such Property, or result in cancellation of Leases covering more than 25% of the base contractual rental revenue of such Property and/or (y) result in the removal of more than 30% of the guest rooms at such Property from the reservation pool;

(ii)    in the case of a Condemnation, the Condemnation does not (x) render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of such Property and/or (y) result in the removal of more than 15% of the guest rooms at such Property from the reservation pool;
(iii)    restoration of such Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date;
(iv)    after such restoration, the fair market value of such Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Condemnation or Casualty; and
(v)    all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of such Property;
or if Lender otherwise elects to allow Borrower to restore such Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of such Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Properties immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration (including for any reasonable costs and expenses of Lender to be incurred in administering such restoration) and for payment of the Indebtedness as it becomes due and payable during the restoration, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed 5% of the Allocated Loan Amount for the applicable Property be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). If Lender reasonably estimates that the cost to restore will exceed 5% of the Allocated Loan Amount for the applicable Property, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.
(g)    Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower. Borrower hereby irrevocably constitutes and appoints Lender as the attorney-in-fact of Borrower for matters in excess of 5% of the Allocated Loan Amount for the applicable Property with respect to the Property, with full power of substitution, subject to the terms of this Section 5.16, to settle for, collect and receive all Loss Proceeds and any other awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor (which power of attorney shall be irrevocable so long as any of the Indebtedness is outstanding, shall be deemed coupled with an interest, and shall survive the voluntary or involuntary dissolution of Borrower).
(h)    If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the principal of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period); provided, however, that if Borrower shall deliver to Lender written notice of its intent to Defease the Loan in the amount of the Release Price allocable to the affected Property and obtain a release of the affected Property from the Liens of the Loan Documents, and Borrower thereafter so Defeases the Loan and obtains a release of the affected Property (in each case, pursuant to and in accordance with the terms and conditions of Section 2.1), so long as no Event of Default is continuing, Lender shall remit the applicable Loss Proceeds to the applicable Borrower. If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(c), and Borrower does not effectuate a Defeasance of the Loan pursuant to the immediately preceding sentence, all prepayments of the Loan made by Borrower in accordance with this Section 5.16(f) shall be applied to the Notes or Note Components in ascending order of interest rate (i.e., first to the Note or Note Component with the lowest interest rate until its outstanding principal balance has been reduced to zero, then to the Note or Note Component with the second lowest interest rate until its outstanding principal balance has been reduced to zero, and so on) or in such other order as Lender shall determine, which application may result in an increase in the weighted average of the interest rate applicable to such Notes or Note Components.

(i)    Notwithstanding the foregoing provisions of this Section 5.16, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination, then the principal of the Loan shall be prepaid in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then the amount realized by Borrower from the Casualty or Condemnation for purposes of computing gain or loss under section 1001 of the Code, or (ii) a lesser amount provided Borrower delivers to Lender an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of such Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.
Section 5.17.    Annual Budget. Each calendar year during the term of the Loan, pursuant to Section 4.04 of each Approved Management Agreement, within 60 days following the first day of each Fiscal Year, Borrower or Operating Lessee shall deliver or shall cause Approved Property Manager to deliver to Lender, for informational purposes only, the Annual Budget for each Property and, promptly after preparation thereof, any subsequent revisions to the Annual Budget of any Property. If the budget approval process under the Approved Management Agreement shall be ongoing during the continuance of a Trigger Period or an Event of Default, neither Borrower nor Operating Lessee shall exercise any budget approval right they may have under the Approved Management Agreement without the approval of Lender, such approval not to be unreasonably conditioned, withheld or delayed. For so long as Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect. Without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, during the continuance of a Trigger Period, neither Borrower nor Operating Lessee shall make or approve any expenditures that are either not provided for in the Approved Annual Budget or that would, in the aggregate, cause any line item in the Approved Annual Budget for any individual Property to be exceeded by 5% or more measured on an annual basis, other than expenditures for non-discretionary items and expenditures required to be made by reason of the occurrence of any emergency (i.e., an unexpected event that threatens imminent harm to persons or property at a Property) and with respect to which it would be impracticable, under the circumstances, to obtain Lender’s prior consent thereto. For the avoidance of doubt, decreases made in any line item in the Approved Annual Budget shall not require Lender’s consent.
Section 5.18.    Nonbinding Consultation. Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower and Operating Lessee, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.
Section 5.19.    Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:

(i)    Borrower shall, and shall cause Operating Lessee to, comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, any declaration of covenants, conditions and restrictions, and any condominium arrangements.
(ii)    Borrower shall, and shall cause Operating Lessee to, promptly deliver to Lender a true, correct and complete copy of each and every notice of default received by Borrower or Operating Lessee with respect to any obligation of such Borrower or Operating Lessee under the provisions of any Material Agreement and/or Permitted Encumbrance.
(iii)    Borrower shall, and shall cause Operating Lessee to, deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower or Operating Lessee.
(iv)    After the occurrence of an Event of Default, so long as the Loan is outstanding, Borrower shall not, and shall not cause Operating Lessee to, grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance without the prior written consent of Lender.
(v)    Borrower shall, and shall cause Operating Lessee to, deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.
(vi)    Borrower shall, and shall cause Operating Lessee to, enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreements to be performed or observed, if any.
Section 5.20.    Prohibited Persons. None of Borrower, Operating Lessee, Sponsor or any Person owning a direct or indirect beneficial interest in Borrower, Operating Lessee, or Sponsor shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224. Borrower shall deliver to Lender from time to time written certification or other evidence as may be reasonably requested by Lender, confirming that (x) none of Borrower, Operating Lessee, Sponsor or, to Borrower’s knowledge, any Person owning a direct or indirect beneficial interest in Borrower, Operating Lessee, or Sponsor is an Embargoed Person and (y) none of Borrower, Operating Lessee, Sponsor or, to Borrower’s knowledge, any Person owning a direct or indirect beneficial interest in Borrower, Operating Lessee, or Sponsor has knowingly engaged in any business, transaction or dealings with a Embargoed Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person.

Section 5.21.    Operating Lease.
(a)    Operating Lessee shall comply with the affirmative and negative covenants relating to the Operating Lessee contained in this Agreement, and no Default hereunder shall be excused by virtue of the fact that such Default was caused by Operating Lessee. Lender acknowledges that Operating Lessee is not liable for the Indebtedness; provided, however, that Operating Lessee acknowledges that Operating Lessee’s property constitutes Collateral for the Loan as set forth in the Mortgage and the other Loan Documents.
(b)    Notwithstanding anything to the contrary contained herein, Borrower shall cause the Operating Lease to remain in effect in accordance with its terms so long as any portion of the Indebtedness is outstanding.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Documents or in the Operating Lease, upon conveyance of the Property by foreclosure or deed in lieu of foreclosure, Lender may, at its sole option and regardless of whether Operating Lessee is in default or in compliance with the terms of the Operating Lease, terminate the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be effective upon such conveyance or such later date as Lender shall determine in its sole discretion. In addition, upon acceleration of the Loan, Lender may, at its sole option and regardless of whether Operating Lessee is in default or in compliance with the terms of the Operating Lease, deliver a termination notice to Borrower and Operating Lessee terminating the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be immediately effective upon the conveyance of the Property by foreclosure or deed in lieu of foreclosure.
(d)    Operating Lessee hereby consents to the Loan and acknowledges that it derives substantial benefit from the making thereof. Borrower acknowledges that, pursuant to the Operating Lease, all amounts remitted to Lender or deposited into the Cash Management Account by the Approved Property Manager or Operating Lessee shall be credited against any rent payable by the Operating Lessee to Borrower under the Operating Lease.
(e)    Operating Lessee hereby makes for and on behalf of itself each representation in Article IV relating to Operating Lessee and/or the Properties. With respect to any provision in this Agreement pursuant to which Borrower has covenanted to cause the Operating Lessee to take an action or refrain from taking an action, Operating Lessee hereby covenants that it shall take such action, or refrain from taking such action, as the case may be (and any failure to take, or refrain from taking, such action shall be a Default hereunder).
(f)    Operating Lessee hereby represents and warrants that all personal property of Operating Lessee located at or in any way related to any of the Properties is owned by Operating Lessee free and clear of all Liens whatsoever. Operating Lessee and Borrower acknowledge and agree that upon expiration or termination of the Operating Lease for any reason whatsoever (including termination of the Operating Lease absent of a default by Operating Lessee under the Operating Lease), Operating Lessee shall transfer all personal property of Operating Lessee located at or in any way related to the Properties (and all agreements relating to the Properties to which Operating Lessee is a party) to (i) Lender, in the case of termination of the Operating Lease after an Event of Default and Lender’s exercise of its rights under the Loan Documents or (ii) at all other times, Borrower.
Section 5.22.    Capital Plan.
(d)    Borrower shall do or cause to be done all things necessary to cause the timely, workman-like completion of the Capital Plan on or before the dates set forth in Schedules F-1 through F-5.
(e)    Borrower shall complete the A-50 Capital Plan according to the periodic targets set forth on Schedule F-1 hereto. The guest room construction phase of the A-50 Capital Plan shall commence no later than March 1, 2013 and, within 10 Business days after the commencement of such phase, Borrower shall deliver to Lender an Officer’s Certificate certifying such commencement. Borrower shall substantially complete the entire A-50 Capital Plan by no later than October 31, 2013 and, within 10 Business days following such completion Borrower shall deliver to Lender an Officer’s Certificate certifying such completion and the total cost thereof. Lender shall have the right to (i) inspect the Property (in accordance with Section 5.5 of this Agreement) to verify completion of the A-50 Capital Plan and (ii) request backup documentation, including copies of invoices and cancelled checks related to the A-50 Capital Plan and/or a summary of such invoices and cancelled checks in a spreadsheet that also indicates the associated line item on Schedule F-1.
(f)    Borrower shall spend a minimum of $17,500,000 on the completion of the A-50 Capital Plan; provided, however, that to the extent the A-50 Capital Plan shall be completed for an amount less than $17,500,000, within three Business Days following the date on which all work under the A-50 Capital Plan shall have been substantially completed, Borrower shall deposit or cause to be deposited into the Borrower FF&E Account funds equal to the amount, if any, by which $17,500,000 exceeds the amount actually expended by Borrower in connection with the substantial completion of the A-50 Capital Plan.
(g)    Borrower shall, if required to do so under applicable Legal Requirements, obtain a new certificate of occupancy for the Property in connection with the Capital Plan or any future renovations. Borrower shall deliver a copy of any such new certificate of occupancy, promptly, and in no case later than three Business Days after receipt thereof.
Section 5.23.    Sponsor Financial Covenant     . For so long as any portion of the Indebtedness shall remain outstanding, the Persons comprising Sponsor shall collectively maintain (i) a Net Worth of no less than $600,000,000 (up to $400,000,000 of which may be attributable to the Properties) and (ii) Liquidity of no less than (x) prior to the completion of the Capital Plan, $100,000,000 and (y) from and after the completion of the Capital Plan, $75,000,000 (collectively, the “Sponsor Financial Requirements”). Borrower shall deliver to Lender within 90 days following the end of each Fiscal Year an Officer’s Certificate from Sponsor certifying that it complies with the Sponsor Financial Requirements. In addition, prior to the completion of the Capital Plan, upon Lender’s request (not to exceed once per month), Borrower shall provide an Officer’s Certificate from Sponsor certifying that it complies with the

Sponsor Financial Requirements. The failure of Sponsor to satisfy the Net Worth requirement set forth in the first sentence of this Section 5.23 shall, in addition to causing the commencement of a Trigger Period, at Lender’s election, constitute an immediate Event of Default. The failure of Sponsor to satisfy the Liquidity requirement set forth in the first sentence of this Section 5.23 shall not constitute an Event of Default (but shall cause the commencement of a Trigger Period), provided that, if such failure shall occur prior to the completion of the Capital Plan, within 10 Business Days following such failure, Borrower shall deposit with Lender as additional collateral for the Loan an amount equal to 110% of the remaining cost to complete the Capital Plan (and the failure to so deposit such amount with Lender shall constitute an Event of Default).
ARTICLE VI

NEGATIVE COVENANTS
Each individual Borrower and each individual Operating Lessee covenants and agrees as follows with respect to itself and each other individual Borrower and individual Operating Lessee:
Section 6.1.    Liens on the Collateral. None of Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.
Section 6.2.    Ownership. Operating Lessee shall not hold any interest in any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith. Borrower shall not own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.
Section 6.3.    Transfer; Change of Control. Neither Borrower nor Operating Lessee shall Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and neither Borrower nor Operating Lessee shall hereafter file a declaration of condominium with respect to any Property. No Change of Control or Prohibited Pledge shall occur.
Section 6.4.    Debt. Neither Borrower nor Operating Lessee shall have any Debt, other than Permitted Debt.
Section 6.5.    Dissolution; Merger or Consolidation. None of Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder shall, to the fullest extent permitted by law, dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to Section 2.2.
Section 6.6.    Change in Business. Neither Borrower nor Operating Lessee shall make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.
Section 6.7.    Debt Cancellation. Neither Borrower nor Operating Lessee shall cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.
Section 6.8.    Affiliate Transactions. Neither Borrower nor Operating Lessee shall enter into, or be a party to, any transaction with any Affiliate of Borrower and/or Operating Lessee, except on terms that are no less favorable to Borrower or Operating Lessee than would be obtained in a comparable arm’s length transaction with an unrelated third party.
Section 6.9.    Misapplication of Funds. Neither Borrower nor Operating Lessee shall (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, or (c) misappropriate any security deposit or portion thereof.
Section 6.10.    Jurisdiction of Formation; Name. Neither Borrower nor Operating Lessee shall change its jurisdiction of formation or name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.
Section 6.11.    Modifications and Waivers. Unless otherwise consented to in writing by Lender, none of Borrower, Operating Lessee or, in the case of clause (ii) below, any Single-Purpose Equityholder (if applicable) shall:
(v)    amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;
(vi)    terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation);
(vii)    terminate, amend or modify the Approved Management Agreement, except immaterial amendments and modifications that have no adverse effect on Lender and do not alter any economic term of the Approved Management Agreement; and
(viii)    amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, or default in its obligations under, any Material Agreement.
Section 6.12.    ERISA.
(d)    Neither Borrower nor Operating Lessee shall maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.
(e)    Neither Borrower nor Operating Lessee shall engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.
Section 6.13.    Alterations and Expansions. During the continuance of any Trigger Period or Event of Default, Borrower shall not, and shall not permit Operating Lessee to, perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not, and shall not permit Operating Lessee to, perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, but such consent may be conditioned on the delivery of additional collateral acceptable to Lender in respect of the unpaid cost of any such Material Alteration. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant. Lender has reviewed and consented to the Capital Plan.
Section 6.14.    Advances and Investments. Neither Borrower nor Operating Lessee shall lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.
Section 6.15.    Single-Purpose Entity. None of Borrower, Operating Lessee or Operating Lessee Pledgor shall cease to be a Single-Purpose Entity. None of Borrower, Operating Lessee or Operating Lessee Pledgor shall remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender and the Rating Agencies.
Section 6.16.    Zoning and Uses. Neither Borrower nor Operating Lessee shall do any of the following:
(xii)    initiate or support any limiting change in the permitted uses of any Property (or to the extent applicable, zoning reclassification of any Property, except as required pursuant to this Agreement) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Property, or use or permit the use of any Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender);
(xiii)    consent to any modification, amendment or supplement to any of the terms of, or materially default in its obligations under, any Permitted Encumbrance;
(xiv)    impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon any Property in any manner that adversely affects in any material respect its value, utility or transferability;
(xv)    execute or file any subdivision plat affecting any Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising any Property;
(xvi)    amend or cause to be amended any Material Agreement in any manner reasonably likely to (x) diminish the value of any Property, (y) diminish the rights of Borrower or Lender thereunder or (z) or otherwise cause or reasonably be expected to result in a Material Adverse Effect, or terminate the same for any reason or purpose whatsoever, in each case, without the prior written consent of Lender; or
(xvii)    permit or consent to any Property being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
Section 6.17.    Waste. Neither Borrower nor Operating Lessee shall commit or permit any Waste on any Property, nor take any actions that might invalidate any insurance carried on the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).
ARTICLE VII

DEFAULTS
Section 7.1.    Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):
(e)    Payment.
(xi)    Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder) provided that the Default Rate shall not apply to any amount owing hereunder or under the Notes unless and until Borrower and Borrower’s counsel shall have received email notification at the email addresses provided in Section 9.4, or any other form of notice permitted under this Agreement, setting forth the payment amount and the due date thereof; or
(xii)    Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).
(f)    Representations. Any representation made by any Borrower, Sponsor or Operating Lessee in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender proves to be untrue in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made.
(g)    Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby; or a default shall occur under any of the other Loan Documents or Material Agreements, or a default by Borrower or Operating Lessee, as applicable, shall occur under the Approved Management Agreement or the Operating Lease, in each case, beyond the expiration of any applicable cure period.
(h)    Bankruptcy; Reorganization; Receivership; and Insolvency.
(i)    Any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);
(ii)    any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower, Operating Lessee or such Single-Purpose Equityholder, or shall dissolve or otherwise cease to exist;
(iii)    there is commenced against any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 60 days after commencement;
(iv)    any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder is adjudicated insolvent or bankrupt;
(v)    any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;
(vi)    any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder makes a general assignment for the benefit of creditors; or
(vii)    any action is taken by any Borrower, Operating Lessee or, if applicable, any Single-Purpose Equityholder for the purpose of effecting any of the foregoing.
(i)    Change of Control.
(i)    A Change of Control shall occur; or
(ii)    the failure to deliver any Nonconsolidation Opinion required pursuant to Section 2.3.
(j)    Equity Pledge; Preferred Equity. Any direct or indirect equity interest in or right to distributions from any Borrower or Operating Lessee shall be subject to a Lien in favor of any Person, or any Borrower, Operating Lessee or any holder of a direct or indirect interest in any Borrower or Operating Lessee shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); except that the following shall be permitted:
(ix)    any pledge of direct and indirect equity interests in and rights to distributions from a Qualified Equityholder meeting the requirements of subclauses (i), (ii) or (iii) of the definition of Qualified Equityholder;
(x)    the issuance of preferred equity interests in a Qualified Equityholder meeting the requirements of subclauses (i), (ii) or (iii) of the definition of Qualified Equityholder; and
(iii)    the Permitted Member Loan.
Any act, action or state of affairs that would result in an Event of Default pursuant to this Section 7.1(f) shall be referred to in this Agreement as a “Prohibited Pledge”.
(k)    Insurance. Any of the Policies required hereunder shall not be maintained in full force and effect.
(l)    ERISA; Negative Covenants. A default shall occur in the due performance or observance by any Borrower or Operating Lessee of any term, covenant or agreement contained in Section 5.8 or in Article VI.
(m)    Legal Requirements. If Borrower fails to cure or cause the cure of any violations of Legal Requirements affecting all or any portion of any Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 60 days to cure such violation provided that cure is commenced within such initial 30 day period and thereafter diligently and continuously pursued.
(n)    Other Covenants. A default shall occur in the due performance or observance by any Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that within 5 days of its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that prior to the expiration of the initial 30 day period, Borrower delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.
(o)    Operating Lease. The Operating Lease shall no longer be in effect for any reason whatsoever, including, without limitation, expiration of the Operating Lease by its terms absent renewal or extension of the Operating Lease.
Section 7.2.    Remedies.
(e)    During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.
(f)    If Lender forecloses on the Property, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Properties and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.
(g)    During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgage or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.
(h)    Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.
(i)    Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.
(j)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of three days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date. In connection with the exercise by Lender of its rights and remedies under the Mortgage and the other Loan Documents, the Properties may be foreclosed upon and sold individually or collectively and in such manner and order as Lender in its sole discretion, may elect, subject to applicable law; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 7.3.    No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.
Section 7.4.    Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion (which application may result in an increase in the weighted average of the interest rates applicable to the Notes or Note Components), or toward the payment of Property expenses.
ARTICLE VIII

CONDITIONS PRECEDENT
Section 8.1.    Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3):
(k)    Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document that is to be recorded in the public records shall be in form suitable for recording.
(l)    Collateral Accounts. Each of the Collateral Accounts shall have been established with the Cash Management Bank and funded to the extent required under Article III.
(m)    Opinions of Counsel. Lender shall have received, in each case in form and substance satisfactory to Lender, (i) a New York legal opinion, (ii) a legal opinion with respect to the laws of the state in which the Property is located, (iii) a bankruptcy nonconsolidation opinion with respect to each Person owning at least a 49% direct or indirect equity interest in Borrower, if applicable, any Single-Purpose Equityholder and any Affiliated property manager, and (iv) a Delaware legal opinion regarding matters related to Single Member LLC’s.
(n)    Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Sponsor, Borrower and Operating

Lessee, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:
(xviii)    Authorizing Resolutions. A certified copy of the resolutions approving and adopting the Loan Documents to be executed by Borrower, Operating Lessee and Sponsor and authorizing the execution and delivery thereof.
(xix)    Organizational Documents. Certified copies of the organizational documents of Sponsor, Borrower, Operating Lessee and, if applicable, any Single-Purpose Equityholder (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.
(xx)    Certificates of Good Standing or Existence. Certificates of good standing or existence for Sponsor, Borrower, Operating Lessee and, if applicable, any Single-Purpose Equityholder issued as of a recent date by its state of organization and by the state in which the Property is located.
(xxi)    Recycled Entity Certificate. A recycled entity certificate acceptable to Lender, to the extent that Borrower was formed more than 60 days prior to the date hereof.
(o)    Lease; Material Agreements. Lender shall have received true, correct and complete copies of all Leases and all Material Agreements.
(p)    Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Property and Borrower, such searches to be conducted in such locations as Lender shall have requested.
(q)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.
(r)    No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.
(s)    Representations. The representations in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.
(t)    [Intentionally Omitted].

(u)    No Material Adverse Effect. No event or series of events shall have occurred, affecting Borrower, Operating Lessee, or Sponsor, that Lender reasonably believes has had or is reasonably expected to result in a Material Adverse Effect.
(v)    Transaction Costs. Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).
(w)    Insurance. Lender shall have received certificates of insurance on ACORD Form 25 for liability insurance and ACORD Form 28 for casualty insurance demonstrating insurance coverage in respect of the Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.
(x)    Title. Lender shall have received a marked, signed commitment to issue, or a signed pro-forma version of, a Qualified Title Insurance Policy in respect of each Property, listing only such exceptions as are reasonably satisfactory to Lender. If any Qualified Title Insurance Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under such Qualified Title Insurance Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”
(y)    Zoning. Lender shall have received evidence reasonably satisfactory to Lender that each Property is in compliance with all applicable zoning requirements (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable).
(z)    Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of each Property and the certificate(s) of occupancy, if required, for each Property, all of which shall be in form and substance reasonably satisfactory to Lender.
(aa)    Engineering Report. Lender shall have received a current Engineering Report with respect to each Property, which report shall be in form and substance reasonably satisfactory to Lender.
(bb)    Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to the Property that discloses no material environmental contingencies with respect to the Property.
(cc)    Qualified Survey. Lender shall have received a Qualified Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

(dd)    Appraisal. Lender shall have obtained an Appraisal of the Property satisfactory to Lender.
(ee)    Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, Sponsor and Operating Lessee, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.
(ff)    Financial Information. Lender shall have received financial information relating to the Sponsor, Borrower and the Properties that is satisfactory to Lender, including, without limitation, financial statements and operating statements with respect to the Property (audited to the extent available), in each case for the prior three calendar years and trailing twelve-month operating statements certified by the Chief Financial Officer of Sponsor.
(gg)    [Intentionally Omitted].
(hh)    Know Your Customer Rules. At least 10 days prior to the Closing Date, the Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
(ii)    Capital Plan. Lender shall have received and approved the Capital Plan.
(jj)    Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.
ARTICLE IX

MISCELLANEOUS
Section 9.1.    Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.
Section 9.2.    GOVERNING LAW.
(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT

REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWER, OPERATING LESSEE OR SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER, OPERATING LESSEE AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
Section 9.3.    Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.
Section 9.4.    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given either (i) in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section) or (ii) by email at the email addresses provided below, provided that such email notification is followed by an additional written notice delivered in accordance with clause (i) of this paragraph, provided, however, that no such additional notification shall be required in the case of email notice of a payment default, as provided for in Section 7.1(a). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.
If to Lender:

Goldman Sachs Mortgage Company
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: Michael Forbes
Email: michael.forbes@archongroup.com
with copies to:
Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Daniel Bennett and Rene J. Theriault
Email: daniel.bennett@gs.com and rene.theriault@gs.com
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Email: mweinberger@cgsh.com
If to Borrower:
371 Seventh Avenue Co., LLC
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center
Suite 1530
Bethesda, MD 20814
Attention: Raymond D. Martz
Email: rmartz@pebblebrookhotels.com
with copies to:
Hunton & Williams LLP
200 Park Avenue, 52nd Floor
New York, NY 10016

Attention: Carl F. Schwartz
Email: cschwartz@hunton.com
And
c/o Denihan Hospitality Group
551 Fifth Avenue
New York, NY 10176

Attention: Thomas A. Felderman
Email: tom.felderman@denihan.com
and
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Stephen L. Rabinowitz, Esq.
Email: rabinowitzs@gtlaw.com
Borrowers hereby appoint the individual Borrower named as notice party above (the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of the Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the Representative Borrower, with copies sent as provided above, shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers. Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.
Section 9.5.    TRIAL BY JURY. LENDER, BORROWER, OPERATING LESSEE AND SPONSOR, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER, BORROWER, OPERATING LESSEE AND SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER, BORROWER, OPERATING LESSEE AND/OR SPONSOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, OPERATING LESSEE AND SPONSOR.
Section 9.6.    Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 9.7.    Assignment and Participation.

(c)    Except as explicitly set forth in Sections 2.1 and 2.2, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder).
(d)    Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or Note Components or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes or Note Components (a “Participation”). Borrower agrees to reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation, and Borrower shall promptly provide such information, legal opinions and documents relating to Borrower, any Single-Purpose Equityholder, Sponsor, the Property, the Approved Property Manager and any Tenants as Lender may reasonably request in connection with such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be) and to be the sole Lender to designate the account to which payments shall be made by Borrower to the Lenders hereunder. Goldman Sachs Mortgage Company or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. The assigning Lender shall notify in writing each of the other Lenders of any Assignment. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.
(e)    If, pursuant to this Section 9.7, any interest in this Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder, and (ii) to agree (for the benefit of Lender and Borrower) to provide the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
Section 9.8.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 9.9.    Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. To the fullest extent permitted by law, Borrower, for itself and its permitted successors and assigns, waives all rights to a marshalling of the assets of Borrower, and Borrower’s partners and others with interests in Borrower, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, to the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgage, any legal right otherwise available to Borrower that would require the separate sale of any Collateral or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral; and further in the event of such foreclosure, Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Collateral.
Section 9.10.    Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this

Agreement, the Notes, the Mortgage or the other Loan Documents, any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment. Without in any way limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for direct, special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 9.11.    Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan.
Section 9.12.    No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.
Section 9.13.    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail.
Section 9.14.    Brokers and Financial Advisors. Borrower and Sponsor each represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Sponsor each agree, jointly and severally, to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.
Section 9.15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.
Section 9.16.    Estoppel Certificates.
(a)    Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within five days after receipt of Lender’s written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) whether or not any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.
(b)    Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant whose Lease requires such Tenant to execute and deliver an estoppel certificate, and shall thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants under the Leases as requested by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Securitization occurs or is attempted.
Section 9.17.    General Indemnity; Payment of Expenses; Mortgage Recording Taxes.
(g)    Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, Affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against, and shall be responsible for, any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties arising out of (i) any negligence or tortious act or omission on the part of Borrower, Operating Lessee, Sponsor or any of their respective agents, contractors, servants, employees, sublessees, licensees or invitees; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the

Property any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on the part of Borrower, Operating Lessee or Sponsor to perform or comply with any of the terms of the Loan Documents; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (vi) any failure of the Property, Borrower, Operating Lessee or Sponsor to comply with any Legal Requirements; (vii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving the Property or any part thereof under any legal requirement or any liability asserted against any Indemnified Party with respect thereto; and (viii) any and all claims and demands whatsoever that may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on such party’s part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, in each case, to the extent resulting, directly or indirectly, from any claim (including any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.
(h)    If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.17 are unenforceable in whole or in part or are otherwise unavailable to Lender or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by Lender as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements. The obligations of Borrower under this Section 9.17 will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents, will extend upon the same terms and conditions to any Affiliate of Lender and the partners, members, directors, agents, employees and controlling persons (if any), as the case may be, of Lender and any such Affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Borrower, Lender, any such Affiliate and any such person.
(i)    At the option of the Indemnified Parties and in their sole discretion, upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by such Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may engage its own attorneys and other professionals to defend or assist it (chosen at Lender’s sole discretion), and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable and actual fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
(j)    Any amounts payable to Lender by reason of the application of this Section 9.17 shall be secured by the Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.
(k)    The provisions of and undertakings and indemnification set forth in this Section 9.17 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.
(l)    Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with the Transaction and the origination of the Loan, including reasonable legal fees and disbursements, reasonable fees of auditors and consultants, reasonable accounting fees, and the costs of the Appraisals, the Engineering Reports, the Qualified Title Insurance Policies, the Qualified Surveys, the Environmental Reports and any other third-party diligence materials; (ii) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender (including Leases, Material Agreements, and Permitted Encumbrances), (C) filing, registration or recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral and (E) the satisfaction of the Rating Condition required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including attorney’s fees and, if the Loan has been Securitized, special servicing fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all actual out-of-pocket costs and expenses and all fees of Lender and its Servicer, operating advisor and securitization trustee, and all other actual expenses of the Securitization Vehicle, in each case resulting from Defaults and reasonably imminent Defaults by Borrower, the Loan going into special servicing or requests by Borrower (including enforcement expenses and any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s Defaults under the Loan Documents, and any expenses paid by Servicer or a trustee in respect of the protection and preservation of the Property, such as payment of taxes, ground rents and insurance premiums); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain due to a request by Borrower or the occurrence of a Default or reasonably imminent Default.
Section 9.18.    No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 9.19.    Recourse.
(a)    Except for any indemnification by Borrower under this Agreement or any indemnification by Borrower or Sponsor under any of the other Loan Documents, Lender’s recourse shall be solely to Borrower, the Property and the Collateral, except as set forth below. In addition, no recourse shall be had for the Loan against any other Person, including any affiliate of Borrower or any officer, director, partner or equityholder of Borrower or any such affiliate, unless expressly set forth in a Loan Document or other written agreement to which such Person is a party.
(b)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the reasonable and actual out-of-pocket legal and other expenses of enforcing the obligations of Borrower under this Section 9.19 and the Sponsor under the Guaranty and the Completion Guaranty) resulting from or arising out of any of the following (the “Indemnified Liabilities”), which Indemnified Liabilities shall be guaranteed by Sponsor pursuant to the Guaranty:
(i)    any intentional or grossly negligent physical Waste with respect to any of the Properties or FF&E committed or consented to by Borrower, Operating Lessee, Sponsor or any of their respective Affiliates;
(ii)    any fraud or intentional misrepresentation committed by Borrower, Operating Lessee, Sponsor or any of their respective Affiliates, in each case, in connection with the Loan or any Collateral;

(iii)    any bad faith willful misconduct by Borrower, Sponsor or any of their respective Affiliates (including (1) any litigation or other legal proceeding initiated by such Person in bad faith that delays, opposes impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents during the continuance of an Event of Default and (2) any refusal by Borrower to comply with Section 5.9 hereof);
(iv)    the misappropriation or misapplication by Borrower, Operating Lessee, the Sponsor or any of their respective affiliates of any funds in violation of the Loan Documents, including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds and the violation of the last sentence of Section 5.7(d) (for the avoidance of doubt, neither Borrower nor Sponsor shall have any liability for the failure of Lender or the Cash Management Bank to properly apply funds contained in the Collateral Accounts, provided Lender’s or Cash Management Bank’s access to such funds is not obstructed or interfered with in any way by the activities of Borrower or its Affiliates or by any action or proceeding affecting any of them or the Collateral);
(v)    the incurrence of voluntary Debt of Borrower or Operating Lessee prohibited hereunder, provided that, for the purpose of this clause (v), Debt will be regarded as voluntary if such Debt is incurred voluntarily or incurred involuntarily and not repaid despite the availability of sufficient cash flow from the Property and Lender permits such cash flow to be used to repay such Debt;
(vi)    any breach by Borrower, Operating Lessee or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity;
(vii)    the failure to pay or maintain the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim despite the availability of sufficient cash flow from the Property, provided Lender permits cash flow from the Properties to be applied for such purpose;
(viii)    the failure of any of Borrower, Operating Lessee and/or Operating Lessee Pledgor to be, and to at all times have been, a Single-Purpose Entity, including any and all liabilities, contingent or otherwise, arising from or related to (x) the actions, conduct and/or operating history of Borrower or Operating Lessee (or any Person merged into Borrower or Operating Lessee) prior to the Closing Date and (y) Borrower’s and/or Operating Lessee’s ownership (or the ownership of any Person merged into Borrower) of assets prior to the Closing Date that do not constitute a portion of the Collateral;
(ix)    removal of personal property or FF&E by Borrower, Operating Lessee or any Affiliate thereof from any of the Properties during an Event of Default, unless replaced with personal property or FF&E, as applicable, of the same utility and of the same or greater value and utility;

(x)    the payment of any fees or commissions by Borrower or Operating Lessee to any Affiliate in violation of the terms of the Loan Documents;
(xi)    the failure of any of the Properties to comply with all applicable zoning requirements, including the failure to have certificates of occupancy that permit the use of the Properties as transient hotels (but excluding Damages arising from an inability to restore any Property to its condition prior to a Casualty due to Legal Requirements that prohibit the same in connection with a Casualty that destroys 75% or more of the Property), and any enforcement action sought by any Governmental Authority in respect thereof;
(xii)    the failure of Borrower and Operating Lessee to renew the term of any Operating Lease; and
(xiii)    the failure of Borrower to maintain the required account balance in the Borrower FF&E Account (it being agreed that Damages in such event shall include the amount of any funds not deposited to the Borrower FF&E Account);
In addition to the foregoing, the Loan shall be fully recourse to Borrower and Sponsor, jointly and severally, upon (A) any Change of Control, unauthorized Transfer of any portion of one or more of the Properties constituting real property or unauthorized Liens and encumbrances on any portion of one or more of the Properties constituting real property (except for mechanic’s liens and similar Liens that are addressed by Borrower or Operating Lessee in accordance with clause (iv) of the definition of Permitted Encumbrances), in each case, in violation of the Loan Documents, (B) the occurrence of any filing by any of Borrower, Operating Lessee or Operating Lessee Pledgor under the Bankruptcy Code or any joining or colluding by any of Borrower, Operating Lessee or Operating Pledgor or any of their respective Affiliates (including Sponsor) with the intent to cause the filing of an involuntary case in respect of any Borrower or Operating Lessee under the Bankruptcy Code (provided, however, that if such involuntary case is dismissed within 60 days of such filing the Loan shall not be fully recourse to Borrower and Sponsor, however Borrower and Sponsor shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender arising from or related to the filing of such involuntary case) or (C) the failure of any Borrower, Operating Lessee or Operating Lessee Pledgor to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of such Borrower with any Affiliate (other than a co-Borrower under the Loan) in a bankruptcy or similar proceeding (or the filing of a motion by any Person other than Lender for substantive consolidation in bankruptcy citing any such failure, provided, however, that if such motion is dismissed within 120 days of filing the Loan shall not be fully recourse to Borrower and Sponsor, however Borrower and Sponsor shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender arising from or related to such motion). The Loan shall be fully recourse to Sponsor in an amount equal to its unpaid Guaranteed Obligations (as such term is defined in the Completion Guaranty) under the Completion Guaranty. The liability of the Persons comprising Sponsor for each of clauses (i) through (xvi) and (A), (B) and (C) of this Section 9.19(b) shall be either several or joint and several, as described in the Guaranty.

(c)    The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Mortgage or to foreclose pursuant to any other Loan Documents, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and will be and can be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any guarantors to the extent allowed by any applicable guarantees. The provisions set forth in this Section 9.19 are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment against Borrower or Sponsor except as required in order to realize on the Collateral.
Section 9.20.    Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.
Section 9.21.    Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting

Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.
Section 9.22.    Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender. Lender shall consult with Borrower with respect to Lender’s choice of master and special servicers; provided, however, that no such consultation shall be binding on Lender.
Section 9.23.    No Fiduciary Duty.
(b)    Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its Affiliates and their respective stockholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Sponsor, Borrower or any other Person or any of their respective Affiliates or to advise or opine on any related solvency or viability issues.
(c)    It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Sponsor or their respective Affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (a) a fiduciary duty (or other implied duty) on the party of any Lending Party to Sponsor, Borrower, any of their respective Affiliates, stockholders, employees or creditors, or any other Person or (b) a fiduciary or agency relationship between Sponsor, Borrower or any of their respective Affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Sponsor nor any of their respective Affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Sponsor of their respective Affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including Affiliates, stockholders, employees or creditors of Borrower and Sponsor) any rights or remedies by reason of any fiduciary or similar duty.
(d)    Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through Affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Affiliates of Borrower, including Sponsor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Sponsor and/or their respective Affiliates, or (iii) have other relationships with Borrower, Sponsor and/or their respective Affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Affiliates of Borrower, including Sponsor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Sponsor or any of their respective Affiliates or to use such information on behalf of Borrower, Sponsor or any of their respective Affiliates.
(e)    Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.
Section 9.24.    Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request, provided that disclosure of such information does not and will not violate any securities laws or violate the terms of any confidentiality agreement between Borrower and/or any Affiliate of Borrower on the one hand, and any third party, on the other hand. Lender shall have the right to disclose any and all information provided to Lender by Borrower or Sponsor regarding Borrower, Sponsor, the Loan and the Properties (i) to Affiliates of Lender and to Lender’s agents and advisors, (ii) to any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, in each case, to the extent reasonably required by such Person, (iii) to any Rating Agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) to any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal or judicial process and (vi) in any Disclosure Document (as defined in the Cooperation Agreement). In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective Affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section 9.24, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.
Section 9.25.    PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender to identify Borrower or Sponsor in accordance with the PATRIOT Act.
Section 9.26.    Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).
Section 9.27.    Publicity. If the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in such transaction, and may utilize photographs of the Properties in such promotional materials; provided, however, that in the case of any press release, Borrower shall have the right to reasonably approve the same within one Business Day of its receipt of the text of any such press release (and Borrower’s failure to grant or withhold such consent within such one Business Day period shall be deemed consent by Borrower to such press release). Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Sponsor, unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material.
Section 9.28.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 9.29.    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 9.30.    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 9.31.    Joint and Several Liability. The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (a) any payment by any one or more of the Borrowers of any amount in excess of its respective Proportional Amount, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Note and the satisfaction of all the Borrowers’ other obligations to the Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Amount; times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest).
[The remainder of this page is intentionally blank; signatures follow]

Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By: Goldman Sachs Real Estate Funding Corp.,
      a New York corporation,

By: /s/ J. Theodore Borter
        Name: J. Theodore Borter
Title: Vice President

BORROWER:
371 SEVENTH AVENUE CO., LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

125 EAST 50th STREET CO., LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

215 EAST 64th STREET CO., LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

155 EAST 50th STREET CO., LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

303 LEXINGTON AVENUE CO., LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

JOINDER BY OPERATING LESSEE

The undersigned, Operating Lessee, hereby joins in and executes this Agreement solely for the purposes of acknowledging the representations and agreeing to its obligations expressly set forth therein. Operating Lessee shall under no circumstances be deemed to be a “Borrower” with respect to the Loan.

OPERATING LESSEE:
371 SEVENTH AVENUE CO., LESSEE LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

125 EAST 50th STREET CO., LESSEE LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

215 EAST 64th STREET CO., LESSEE LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

155 EAST 50th STREET CO., LESSEE LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

303 LEXINGTON AVENUE CO., LESSEE LLC,
   a Delaware limited liability company

By: /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Co-Chief Financial Officer

By: /s/ Thomas A. Felderman
Name: Thomas A. Felderman
Title: Vice President

Exhibit A
Organizational Chart

Exhibit B
Form of Tenant Notice
[BORROWER’S LETTERHEAD]
___________, 20__
Re:    Lease dated [________], 200_ between [________],
as Landlord, and [_____], as Tenant,
concerning premises known as [________] (the “Building”).
Dear Tenant:
[As of _______, 200_, ___________, the owner of the Building, has transferred the Building to _____________ (the “New Landlord”).] The undersigned hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:
(x)    If the payment is made by wire transfer, you shall transfer the applicable funds to the following account::
Bank:
Account Name
Account No.:
ABA No.:
Contact:
(y)    If the payment is made by check, you shall deliver your payment to the following address: [LOCKBOX ADDRESS].
[In addition, please amend the insurance policies that you are required to maintain under your lease to include the new owner as an additional insured thereon.]
The instructions set forth herein are irrevocable and are not subject to modification by us or the New Landlord in any manner. Only [name of then-current Lender], or its successors and assigns, may by written notice to you rescind or modify the instructions contained herein.
Thank you in advance for your cooperation and if you have any questions, please call _________ at (___) ___-_________.
Very truly yours,

Exhibit C
Summary Operating Statement
10th Edition USALI Summary Operating Statement
Revenue
Rooms
Food and Beverage
Other Operated Departments
Rentals and Other Income
Total Revenue
Departmental Expenses
Rooms
Food and Beverage
Other Operated Departments
Total Departmental Expenses
Total Departmental Income
Undistributed Operating Expenses
Administrative and General
Sales and Marketing
Property Operations and Maintenance
Utilities
Total Undistributed Expenses
Gross Operating Profit
Management Fees
Income Before Fixed Charges
Fixed Charges
Rent
Property and Other Taxes
Insurance
Fixed Charges
Net Operating Income
Less: Replacement Reserves
Adjusted Net Operating Income